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                                                                    Exhibit 2.2




                               STOCK PURCHASE AGREEMENT

                                     dated as of

                                    April 16, 1997

                                     by and among

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                             DEMETER HOLDINGS CORPORATION

                                         and

                              CAPRICORN INVESTORS, L.P.

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                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                      ARTICLE I
                                     DEFINITIONS

1.1   Definitions...........................................................  1

                                      ARTICLE II
                                  PURCHASE AND SALE

2.1   Purchase and Sale of Stock............................................  9
2.2   Consideration........................................................  10
2.3   Closings.............................................................. 10
2.4   Deliveries by the Sellers at the Initial Closing
      and each Subsequent Closing........................................... 11
2.5   Deliveries by AIMCO at the Initial Closing
      and each Subsequent Closing........................................... 12

                                     ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF SELLERS

3.1   Organization and Qualifications; Subsidiaries......................... 13
3.2   Certificate of Incorporation and Bylaws............................... 13
3.3   Capitalization........................................................ 13
3.4   Ownership of Shares................................................... 13
3.5   Authority Relative to This Agreement.................................. 14
3.6   No Conflict; Required Filings and Consents............................ 14
3.7   Compliance............................................................ 14
3.8   SEC Reports and Financial Statements.................................. 15
3.9   Absence of Certain Changes or Events.................................. 15
3.10  Litigation............................................................ 16
3.11  Investment Representations............................................ 16
3.12  Brokers............................................................... 17
3.13  Management Arrangements............................................... 17
3.14  Disclosure............................................................ 17

                                      ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF AIMCO

4.1   Organization and Qualifications; Subsidiaries......................... 18
4.2   Charter and Bylaws.................................................... 18
4.3   Capitalization........................................................ 18
4.4   Authority Relative to This Agreement.................................. 18


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                                                                            Page
                                                                            ----

4.5   No Conflict; Required Filings and Consents............................ 19
4.6   Compliance............................................................ 19
4.7   SEC Reports and Financial Statements.................................. 19
4.8   Absence of Certain Changes or Events.................................. 20
4.9   Litigation............................................................ 20
4.10  Investment Representations............................................ 21
4.11  Brokers............................................................... 22
4.12  Disclosure............................................................ 22

                                      ARTICLE V
                                      COVENANTS

5.1   Notification of Certain Matters....................................... 22
5.2   Further Action, Reasonable Efforts; Consents and Approvals............ 22
5.3   Conduct of Business of NHP Pending the Closing........................ 23
5.4   Conduct of Business of AIMCO Pending the Closing...................... 23
5.5   No Solicitation....................................................... 23
5.6   Transfer Taxes........................................................ 24
5.7   Public Announcements.................................................. 24
5.8   Voting Arrangements................................................... 24
5.9   Assignment of Shareholder Rights...................................... 25
5.10  Merger Proposal....................................................... 26
5.11  Exchange Offer........................................................ 26
5.12  Spin-Off.............................................................. 28
5.13  Sellers' Put Right.................................................... 28
5.14  Resignations of Directors............................................. 29
5.15  Determination of Initial Shares....................................... 29
5.16  Trust Agreement....................................................... 29

                                      ARTICLE VI
                                CONDITIONS TO CLOSING

6.1   Conditions to Each Party's Obligation to Effect Each Closing.......... 30
6.2   Conditions to Obligations of AIMCO to Effect the
      Initial Closing and the Subsequent Closing............................ 30
6.3   Conditions to Obligations of the Sellers to Effect the Initial
      Closing and the Subsequent Closing.................................... 31

                                     ARTICLE VII
                          TERMINATION, WAIVER AND AMENDMENT

7.1   Termination........................................................... 32


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7.2   Effect of Termination................................................. 33
7.3   Amendment or Supplement............................................... 33
7.4   Extension of Time, Waiver, Etc........................................ 33

                                     ARTICLE VIII
                                   INDEMNIFICATION

8.1   Indemnification by the Sellers........................................ 34
8.2   Indemnification by AIMCO.............................................. 35
8.3   Procedures Relating to Indemnification................................ 35
8.4   Limitations on Indemnification........................................ 38

                                      ARTICLE IX
                               MISCELLANEOUS PROVISIONS

9.1   Governing Law......................................................... 39
9.2   Entire Agreement...................................................... 39
9.3   Modification; Waiver.................................................. 39
9.4   Notices............................................................... 40
9.5   Expenses.............................................................. 41
9.6   Assignment............................................................ 41
9.7   Survival.............................................................. 42
9.8   Severability.......................................................... 42
9.9   Successors and Assigns; Third Parties................................. 42
9.10  Counterparts.......................................................... 42
9.11  Interpretation; References............................................ 42
9.12  Time of Essence....................................................... 42
9.13  Remedies.............................................................. 43
9.14  Exhibits.............................................................. 43
9.15  Attorneys' Fees....................................................... 43
9.16  Waiver of Jury Trial.................................................. 43
9.17  Further Assurances.................................................... 44
9.18  Negotiation of Agreement.............................................. 44
9.19  Several Liability..................................................... 44


                                         iii


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                                 DISCLOSURE SCHEDULE


                                       EXHIBITS

EXHIBIT A -- Escrow Agreement
EXHIBIT B -- Guaranty
EXHIBIT C -- Registration Rights Agreement
EXHIBIT D -- Rights Agreement
EXHIBIT E -- Trust Agreement


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                               STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of April 16, 1997 (the
"AGREEMENT"), by and among Apartment Investment and Management Company, a Maryland corporation ("AIMCO" or the "BUYER"), Demeter Holdings Corporation, a Massachusetts corporation ("DEMETER"), and Capricorn Investors, L.P., a Delaware limited partnership ("CAPRICORN," and together with Demeter, the "SELLERS").

         WHEREAS, Demeter owns 5,619,695 shares (the "DEMETER SHARES") of common stock, par value $.01 per share ("NHP STOCK"), of NHP Incorporated, a Delaware corporation (together with any successors, "NHP"); and

         WHEREAS, Capricorn owns 1,310,427 shares (the "CAPRICORN SHARES" and, together with the Demeter Shares, the "SHARES") of NHP Stock;

         WHEREAS, the Sellers desire to sell their respective Shares to AIMCO in exchange for shares of Class A Common Stock, par value $.01 per share ("AIMCO Stock"), of AIMCO and/or cash, and AIMCO desires to purchase such shares of NHP Stock in exchange for such consideration; and

         WHEREAS, AIMCO and the Sellers have previously entered into a letter agreement, dated February 13, 1997 (the "LETTER AGREEMENT"), which provides for AIMCO to purchase the Shares from the Sellers, and for AIMCO and the Sellers to negotiate a further agreement for such purchase.

         NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

         1.1 DEFINITIONS. The capitalized terms used in this Agreement and not otherwise defined herein shall have the following meanings (unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined):

         "ACCREDITED INVESTOR" shall have the meaning ascribed thereto in Regulation D of the Rules and Regulations promulgated under the Securities Act.

         "ACQUISITION PROPOSAL" shall have the meaning ascribed thereto in
SECTION 5.8.


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         "AFFILIATE" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

         "AIMCO GROSS ASSET VALUE" shall mean, as of any date, the total asset value of AIMCO, as determined in good faith by the Board of Directors of AIMCO in accordance with Treasury Regulation Section 1.856-2(d)(3) and Code Section 856.

         "AIMCO SEC REPORTS" shall have the meaning ascribed thereto in SECTION 4.7.

         "AIMCO STOCK" shall mean shares of Class A Common Stock, par value $.01 per share, of AIMCO.

         "BUSINESS DAY" shall mean a day other than Saturday, Sunday, or any day on which the principal commercial banks located in California are authorized or obligated to close under the laws of California.

         "CAPRICORN SHARE PERCENTAGE" shall mean a fraction, the numerator of which is the total number of Capricorn Shares and the denominator of which is the total number of Shares.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COMMENCEMENT DATE" shall have the meaning ascribed thereto in SECTION 5.11.

         "COMMERCIALLY REASONABLE EFFORTS" or "COMMERCIALLY REASONABLE STEPS," when used with respect to any party, shall mean the reasonable efforts of a party without the requirement that such party incur any unanticipated (as of the date hereof) material and extraordinary out-of-pocket expenses, including the making of any capital contribution, or incur any other unanticipated (as of the date hereof) material and extraordinary burden or commence or pursue litigation in any action, suit or proceeding, whether administrative, civil or criminal.

         "CONSENTS" shall have the meaning ascribed thereto in SECTION 5.2.

         "CONTRACT" shall mean, with respect to any Person, any note, bond, indenture, lease, license, permit, franchise, deed of trust, mortgage, loan agreement or other document, instrument, obligation or agreement, oral or written, to which such Person or any of its subsidiaries is a party or by which any of them or their assets or properties is bound or affected.


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         "CONTROL" (and its derivative terms "CONTROLLED," "CONTROLS," etc.)
shall mean the power and right to direct the management and policies of another Person, whether by ownership of voting securities, the ability to elect a majority of the board of directors or other managing board or committee, management contract, or otherwise.

         "DAMAGES" shall mean any and all costs, damages, liabilities, fines, fees, penalties, interest obligations, assessments, deficiencies, losses (including any unrealized loss in value of any securities), and expenses (including, without limitation, punitive, treble, or other exemplary damages, amounts paid in settlement, interest, court costs, costs of investigation, reasonable fees and expenses of attorneys, accountants, actuaries, and other experts, and other reasonable expenses of litigation or of any claim, default or assessment).

         "DEMETER SHARE PERCENTAGE" shall mean a fraction, the numerator of which is the total number of Demeter Shares and the denominator of which is the total number of Shares.

         "DIRECT CLAIM" shall have the meaning ascribed thereto in SECTION 8.3.

         "DISCLOSURE SCHEDULE" shall mean the Disclosure Schedule attached hereto.

         "ESCROW AGENT" shall mean the Person named as Escrow Agent in the Escrow Agreement.

         "ESCROW AGREEMENT" shall mean an Escrow Agreement, substantially in the form of EXHIBIT A hereto, to be entered into by Capricorn (or any transferee of Capricorn Shares pursuant to SECTION 5.8(c)), AIMCO and an Escrow Agent to be named therein and reasonably acceptable to AIMCO and Capricorn.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE OFFER" shall have the meaning ascribed thereto in SECTION
5.11.

         "EXCHANGE OFFER CLOSING" shall mean AIMCO's acceptance for exchange of shares of NHP Stock tendered pursuant to the Exchange Offer.

         "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

         "GOVERNMENTAL AUTHORITY" shall mean any government or any agency, bureau, board, commission, court, department, authority, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state or local, domestic or foreign.


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         "GUARANTY" shall mean the Guaranty, substantially in the form of
EXHIBIT B hereto, to be made by Phemus for the benefit of AIMCO and its Representatives.

         "HSR ACT" shall mean Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

         "HUD" means the U.S. Department of Housing and Urban Development.

         "HUD CLEARANCE" shall mean approval by HUD of the participation of a "Principal" in a "Project," each as defined in 24 C.F.R. Section 200.215, pursuant to HUD's Previous Participation Review and Clearance procedure set forth in 24 C.F.R. subpart H.

         "INDEMNIFIED PARTY" shall have the meaning ascribed thereto in SECTION 8.3.

         "INITIAL CLOSING" shall mean the closing of the transactions contemplated by this Agreement in SECTION 2.1(a).

         "INITIAL CLOSING DATE" shall mean the date on which the Initial Closing occurs.

         "INITIAL SHARES" shall have the meaning set forth in SECTION 5.15.

         "IRS" shall mean the United States Internal Revenue Service or any successor agency.

         "KNOWLEDGE" shall mean, when used with respect to any Person, such Person's actual knowledge without any duty to make any inquiry or investigation.

         "LAW" shall mean any law, statute, rule, regulation, ordinance, decree or order of any Governmental Authority.

         "LIEN" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, rights of others or restrictions (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract, or other contract to give or to refrain from giving any of the foregoing.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, a material adverse effect on the validity or enforceability of this Agreement, on the ability of such Person to perform its obligations under this Agreement, if any, or on the business, assets, condition or results of operation of such Person.



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         "MATERIAL SUBSIDIARY" shall mean, with respect to any Person, a subsidiary of such Person that (i) constitutes a "significant subsidiary" of such Person, within the meaning of Rule 1-02 of Regulation S-X of the SEC, (ii) has a direct or indirect ownership interest in any other subsidiary of such Person that is a Material Subsidiary of such Person, or (iii) is otherwise material to the business or operations of such Person and its subsidiaries, taken as a whole.

         "MATURITY TIME" shall have the meaning set forth in the Rights
Agreement.

         "MERGER" shall mean the merger of NHP and AIMCO or a subsidiary of AIMCO pursuant to the Merger Proposal.

         "MERGER PROPOSAL" shall mean the transactions proposed by AIMCO pursuant to that certain letter, dated February 19, 1997, from AIMCO to NHP.

         "MORTGAGE SUB STOCK" shall mean common stock, par value $.01 per share, of the Mortgage Subsidiary.

         "MORTGAGE SUBSIDIARY" shall mean NHP Financial Services, Ltd., a Delaware corporation.

         "NHP SEC REPORTS" shall have the meaning ascribed thereto in Section
3.8.

         "NHP'S FREE CASH FLOW" shall mean, for any period, the amount of NHP's earnings before interest, taxes, depreciation and amortization for such period, less (i) the amount of cash payments made or obligated to be made in respect of taxes and interest during such period, and (ii) $500,000 for each month (or ratable portion thereof) included in such period.

         "NHP'S TRANSACTION COSTS" shall mean, for any period, all of NHP's termination, severance and transaction costs arising during such period in respect of the Spin-Off and the Merger.

         "NOTICE OF DIRECT CLAIM" shall have the meaning ascribed thereto in
SECTION 8.3.

         "NOTICE OF THIRD PARTY CLAIM" shall have the meaning ascribed thereto in SECTION 8.3.

         "NOTICES" shall have the meaning ascribed thereto in SECTION 9.4.

         "OFFER DOCUMENTS" shall have the meaning ascribed thereto in SECTION 5.11.


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         "OPTION" shall mean, with respect to any Person, any option, warrant, call, right, subscription, convertible or exchangeable security or other right, agreement, arrangement or commitment of any kind or character to which such Person or any of its subsidiaries is a party relating to the issued or unissued capital stock of such Person or any of its subsidiaries, or obligating such Person or any of its subsidiaries to issue, transfer, grant or sell any shares of capital stock of, or other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, such Person or any of its subsidiaries.

         "ORDER" shall mean any order, decree, injunction, judgment, edict, ruling, assessment, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

         "ORGANIZATIONAL DOCUMENTS" shall mean (i) with respect to a corporation, its certificate or articles of incorporation and bylaws, (ii) with respect to any limited liability company, its certificate of formation, articles of organization, regulations, operating agreement and limited liability company agreement, as applicable, (iii) with respect to any limited partnership, its certificate of limited partnership and limited partnership agreement, (iv) with respect to any general partnership, its partnership agreement, and (v) all other similar organizational documents.

         "OXFORD GROUP" shall mean Mr. Leo E. Zickler, Oxford Realty Financial Group, Inc., Oxford Corporation, Oxford Construction Services, Inc., Oxford Development Corporation, Oxford Development Enterprises, Inc., Oxford Equities Corporation II, Oxford Equities Corporation III, Oxford Equities Corporation, Oxford Engineering Services, Inc., Oxford Holding Corporation, Oxford Investment Corporation, Oxford Investment II Corporation, Oxford Management Company, Inc., Oxford Mortgage & Investment Corporation, Oxford Properties Corporation, Oxford Real Estate Holdings Corporation, Oxford Residential Properties I Limited Partnership, Oxford Realty Services Corp., Oxford Retirement Services, Inc. and Oxford Securities Corporation, and all Affiliates, associates and subsidiaries of any of them.

         "OXFORD MANAGEMENT CONTRACTS" shall mean any Contract in effect as of the date hereof pursuant to which NHP or any of its subsidiaries provides management services to or for any of the Oxford Properties.

         "OXFORD PROPERTIES" shall mean any property directly or indirectly owned, controlled or sponsored by any member of the Oxford Group.

         "PERSON" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality or other entity, enterprise, authority or business organization.


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         "PHEMUS" shall mean Phemus Corporation, a Massachusetts corporation.

         "PROXY" shall have the meaning ascribed thereto in SECTION 5.8.

         "PUT SHARES" shall have the meaning ascribed thereto in SECTION 5.13.

         "REAL ESTATE AGREEMENT" shall mean the Real Estate Acquisition Agreement to be entered into by and among AIMCO, AIMCO Properties, L.P., Demeter, Phemus Corporation, Capricorn and/or certain related entities on terms substantially in accordance with the Letter Agreement.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, substantially in the form of EXHIBIT C hereto, to be entered into by AIMCO and the Sellers at the Closing.

         "REIT STATUS" shall mean, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 ET SEQ. of the Code, and (c) the qualification and taxation of such Person as a real estate investment trust under analogous provisions of state and local law in each state and jurisdiction in which such Person owns property, operates or conducts business.

         "REPRESENTATIVE" shall mean, with respect to any Person, any director, officer, employee, agent, advisor, counsel, accountant, lender or other representative of such Person or of any Affiliate of such Person or any Representative of any of the foregoing.

         "RIGHT" shall have the meaning set forth in the Rights Agreement.

         "RIGHTS AGREEMENT" shall mean a Rights Agreement, substantially in the form of EXHIBIT D hereto, to be entered into by NHP, the Mortgage Subsidiary and the Rights Agent to be named therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLERS' PUT CLOSING" shall have the meaning ascribed thereto in
SECTION 5.13.

         "SELLERS' PUT RIGHT" shall have the meaning ascribed thereto in
SECTION 5.13.


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

         "SENIOR PREFERRED STOCK" shall have the meaning ascribed thereto in
SECTION 4.3.

         "SHAREHOLDERS AGREEMENT" shall have the meaning ascribed thereto in
SECTION 5.9.

         "SPIN-OFF" shall mean the distribution of Rights and Mortgage Sub Stock pursuant to the Rights Agreement.

         "STOCK AND ASSET TRANSFER RESTRICTIONS AGREEMENT" shall mean the Stock and Asset Transfer Restrictions Agreement, dated as of December 10, 1993, by and among Oxford Holding Corporation, Oxford Management Company, Inc., Oxford Retirement Services, Inc., Oxford Realty Services Corp., Oxford Development Corporation, NHP-HG, Inc., NHP, Inc., NHP Property Management, Inc., Oxford Asset Management Corporation and Leo E. Zickler.

         "SUBSEQUENT CLOSING" shall mean each closing of the transactions contemplated by this Agreement in SECTION 2.1(b).

         "SUBSEQUENT CLOSING DATE" shall mean the date on which a Subsequent Closing occurs.

         "SUBSIDIARY" shall mean, with respect to any Person, (i) any corporation with respect to which such Person, directly or indirectly through one or more subsidiaries, (a) owns more than 50% of the outstanding shares of capital stock having generally the right to vote in the election of directors or
(b) has the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, (ii) any partnership with respect to which (a) such Person or a subsidiary of such Person is a general partner, (b) such Person and its subsidiaries together own more than 50% of the interests therein, or (c) such Person and its subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, (iii) any limited liability company with respect to which
(a) such Person or a subsidiary of such Person is the manager or managing member, or (b) such Person and its subsidiaries together own more than 50% of the interests therein, or (c) such Person and its subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, or (iv) any other entity in which such Person has, and/or one or more of its subsidiaries have, directly or indirectly, (a) at least a 50% ownership interest or (b) the power to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof.

         "TAX" or "TAXES" shall mean all Federal, state, local and foreign taxes and other assessments and governmental charges of a similar nature (whether imposed directly or through withholdings), including any interest, penalties and additions to Tax applicable thereto.

         "THIRD PARTY CLAIM" shall have the meaning ascribed thereto in SECTION 8.3.

         "TRANSACTIONS" means the transactions contemplated by this Agreement in SECTION 2.1 and SECTION 2.2 hereof.


                                     ARTICLE II
                                  PURCHASE AND SALE

         2.1 PURCHASE AND SALE OF STOCK.

              (a) Upon the terms and subject to the conditions set forth herein, at the Initial Closing: (i) Demeter shall sell, convey, assign, transfer and deliver to AIMCO, and AIMCO shall accept, purchase and acquire from Demeter, a number of Demeter Shares equal to the product of (x) the number of Initial Shares, and (y) the Demeter Share Percentage; and (ii) Capricorn shall sell, convey, assign, transfer and deliver to AIMCO, and AIMCO shall accept, purchase and acquire from Capricorn, a number of Capricorn Shares equal to the product of (x) the number of Initial Shares, and (y) the Capricorn Share Percentage. Each of Demeter and Capricorn shall retain beneficial ownership of all Rights relating to the Initial Shares that it sells at the Initial Closing, and AIMCO shall hold such Rights in trust for the benefit of Demeter and Capricorn.

              (b) Upon the terms and subject to the conditions set forth herein, at each Subsequent Closing: (i) Demeter shall sell, convey, assign, transfer and deliver to AIMCO, and AIMCO shall accept, purchase and acquire from Demeter, a number of Demeter Shares equal to product of (x) the total number of Shares requested by AIMCO to be purchased at such Subsequent Closing pursuant to a notice given pursuant to SECTION 2.3(b), and (y) the Demeter Share Percentage; and (ii) Capricorn shall sell, convey, assign, transfer and deliver to AIMCO, and AIMCO shall accept, purchase and acquire from Capricorn, a number of Capricorn Shares equal to the product of (x) the total number of Shares requested by AIMCO to be purchased at such Subsequent Closing pursuant to a notice given pursuant to SECTION 2.3(b), and (y) the Capricorn Share Percentage; provided, however, that if any Shares have not been purchased by AIMCO hereunder prior to October 1, 1997, all such remaining Shares shall be purchased by AIMCO at a Subsequent Closing held on such date. Each of Demeter and Capricorn shall retain beneficial ownership of all Rights relating to Shares sold prior to the Maturity Time. Without limiting AIMCO's ability to sell, assign, transfer or dispose of Shares acquired by it hereunder, with respect to Rights relating to Shares sold prior to the Maturity Time, AIMCO shall hold such Rights in trust for the benefit of Demeter and Capricorn in accordance with the trust agreement referred to in SECTION 5.16.

         2.2 CONSIDERATION.

              (a) In exchange for the sale, conveyance, assignment and transfer of Demeter Shares: (i) at the Initial Closing and each Subsequent Closing, AIMCO shall pay to Demeter cash in an amount equal to the product of
(x) the number of Demeter Shares being sold at such closing, and (y) $20; provided, however, that if and to the extent that, after giving effect to such closing, the aggregate amount of cash consideration that would have been paid to Demeter hereunder at the Initial Closing and any Subsequent Closings exceeds $59,473,017, in lieu of paying such excess cash amount, AIMCO may elect to deliver to Demeter a number of shares of AIMCO Stock equal to (A) all or any portion of such excess amount, divided by (B) $26.75; and (ii) as soon as practicable after the Maturity Time has occurred, AIMCO shall exercise all Rights with respect to the Demeter Shares theretofore acquired by it, and shall deliver to Demeter all shares of Mortgage Sub Stock acquired by AIMCO upon the exercise, conversion or maturity of such Rights or, if the Maturity Time has not occurred prior to September 1, 1997, at the request of Demeter, AIMCO shall pay to Demeter an additional cash amount equal to the product of (x) the number of Demeter Shares theretofore acquired by it, and (y) $3.05.

              (b) In exchange for the sale, conveyance, assignment and transfer of Capricorn Shares: (i) at the Initial Closing and each Subsequent Closing, AIMCO shall deliver (I) to Capricorn a number of shares of AIMCO Stock equal to the product of (A) 80% of the number of Capricorn Shares being sold at such closing, and (B) a fraction, the numerator of which is $20 and the denominator of which is $26.75 and (II) to the Escrow Agent a number of shares of AIMCO Stock equal to the product of (A) 20% of the number of Capricorn Shares being sold at such closing, and (B) a fraction, the numerator of which is $20 and the denominator of which is $26.75; and (ii) as soon as practicable after the Maturity Time has occurred, AIMCO shall exercise all Rights with respect to the Capricorn Shares theretofore acquired by it, and shall deliver to Capricorn all shares of Mortgage Sub Stock acquired by AIMCO upon the exercise, conversion or maturity of such Rights or, if the Maturity Time has not occurred prior to September 1, 1997, at the request of Capricorn, AIMCO shall pay to Capricorn an additional cash amount equal to the product of (x) the number of Capricorn Shares theretofore acquired by it, and (y) $3.05.

         2.3 CLOSINGS.

              (a) Upon the terms and subject to the satisfaction or waiver of all the conditions to such closing set forth in this Agreement, the Initial Closing and each Subsequent Closing shall take place at 10:00 a.m., Boston time, on dates to be specified by the parties, which shall be (i) in the case of the Initial Closing, no later than the fifth Business Day after the satisfaction or waiver of the conditions to such closing set forth in this Agreement, and no earlier than five Business Days after the date of this Agreement, and (ii) in the case of any Subsequent Closing, on the date specified by AIMCO in the notice given pursuant to SECTION 2.3(b) or, if any of the Shares have not yet been purchased by AIMCO hereunder, on October 1, 1997, in each case, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02108-3194, unless another date or place is agreed to in writing by the parties hereto.

              (b) AIMCO shall give the Sellers notice of its intention to effect a Subsequent Closing within 10 days of the AIMCO Gross Asset Value increasing by more than $100 million from the AIMCO Gross Asset Value as of the Initial Closing Date or as of the most recent Subsequent Closing Date, whichever is later. Such notice shall specify (i) the date of the proposed Subsequent Closing, which shall not be more than ten Business Days after the date of such notice, and (ii) the number of Shares to be purchased at such Subsequent Closing, which shall not be less than the quotient obtained by dividing (x) the sum of (I) 5% of such increase in AIMCO Gross Asset Value, and (II) any additional financing that AIMCO is able to obtain in connection with such Subsequent Closing, by (y) $20. Such notice shall be accompanied by a certificate signed by the secretary or an assistant secretary of AIMCO, certifying as to the AIMCO Board of Directors' determination of such AIMCO Gross Asset Value.

         2.4 DELIVERIES BY THE SELLERS AT THE INITIAL CLOSING AND EACH SUBSEQUENT CLOSING. At the Initial Closing and at the Subsequent Closing, the Sellers shall deliver, or cause to be delivered, to AIMCO the following:

              (a) STOCK CERTIFICATES. Demeter shall deliver or cause to be delivered a certificate or certificates representing all of the Demeter Shares to be purchased at such closing, in accordance with SECTION 2.1, accompanied by duly executed blank stock powers or endorsed in blank for transfer, as AIMCO requests. Capricorn shall deliver or cause to be delivered a certificate or certificates representing all of the Capricorn Shares to be purchased at such closing, in accordance with SECTION 2.1, accompanied by duly executed blank stock powers or endorsed in blank for transfer, as AIMCO requests.

              (b) PROOF OF AUTHORITY. Each of the Sellers shall deliver to AIMCO a certificate, dated the Closing Date and executed by its clerk or assistant clerk, in the case of Demeter, or the secretary or any assistant secretary of the general partner of its general partner, in the case of Capricorn, certifying that (i) such Seller has duly and validly taken all corporate or partnership action, as the case may be, necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, (ii) the individual(s) executing or delivering any instruments, documents or certificates on behalf of such Seller has the power or authority to act for or bind such Seller, and (iii) the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors of such Seller, in the case of Demeter, or of the general partner of the general partner of such Seller, in the case of Capricorn, with respect to this Agreement and the Transactions have been duly and validly adopted and are in full force and effect.


              (c) STOCK POWERS. Capricorn shall deliver or cause to be delivered duly executed blank stock powers with respect to all shares of AIMCO Stock delivered to the Escrow Agent pursuant to SECTION 2.2(b).

              (d) OTHER. The Sellers shall deliver to AIMCO all other documents, instruments and writings reasonably requested by AIMCO to be delivered by the Sellers at or prior to the Closing Date pursuant to this Agreement.

         2.5 DELIVERIES BY AIMCO AT THE INITIAL CLOSING AND EACH SUBSEQUENT CLOSING. At the Initial Closing and the Subsequent Closing, AIMCO shall deliver, or cause to be delivered, to the Sellers the following:

              (a) STOCK CERTIFICATES. AIMCO shall deliver (i) to Demeter a certificate or certificates representing the number of shares of AIMCO Stock specified in SECTION 2.2(a), if any, (ii) to Capricorn a certificate or certificates representing the number of shares of AIMCO Stock specified in
SECTION 2.2(b)(i)(I), and (iii) to the Escrow Agent a certificate or certificates representing the number of shares of AIMCO Stock specified in
Section 2.2(b)(i)(II), in each case, in such denominations and registered in such names as Demeter, in the case of the foregoing clause (i), or Capricorn, in the case of the foregoing clause (ii), shall specify in writing at least three Business Days prior to the Closing.

              (b) CASH CONSIDERATION. AIMCO shall (i) deliver to Demeter a check or checks, payable in next-day funds to the order of such Persons as Demeter shall specify in writing at least three Business Days prior to such closing, or (ii) wire transfer funds to such account or accounts as Demeter shall specify at least three Business Days prior to such closing, or (iii) perform any combination of the foregoing, as Demeter may request at least three Business Days prior to such closing, in an aggregate amount equal to the cash to be paid by AIMCO to Demeter pursuant to SECTION 2.2(a).

              (c) PROOF OF AUTHORITY. AIMCO shall deliver to the Sellers a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of AIMCO certifying that (i) AIMCO has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, (ii) the individual(s) executing or delivering any instruments, documents or certificates on behalf of such Seller has the power or authority to act for or bind AIMCO, and (iii) the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors of AIMCO with respect to this Agreement and the Transactions have been duly and validly adopted and are in full force and effect.

              (d) OTHER. AIMCO shall deliver to the Sellers all other documents, instruments and writings reasonably requested by the Sellers to be delivered by AIMCO at or prior to the Closing Date pursuant to this Agreement.


                                     ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF SELLERS

         Subject to the Disclosure Schedule, each of the Sellers hereby represents and warrants, severally and not jointly, to AIMCO as follows:

         3.1 ORGANIZATION AND QUALIFICATIONS; SUBSIDIARIES. Such Seller and, to such Seller's knowledge, NHP and each Material Subsidiary of NHP is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on such Person.

         3.2 CERTIFICATE OF INCORPORATION AND BYLAWS. To such Seller's knowledge, complete and correct copies of the certificate of incorporation and bylaws of NHP, as amended to date, have been delivered to AIMCO under cover of a letter dated April 4, 1997, from NHP's General Counsel. To such Seller's knowledge, such Organizational Documents are in full force and effect and have not been amended or modified in any respect. To such Seller's knowledge, NHP is not in violation of any provision of its Organizational Documents. To such Seller's knowledge, no Material Subsidiary of NHP is in violation of any provision of its Organizational Documents, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on NHP.

         3.3 CAPITALIZATION. To such Seller's knowledge, the authorized capital stock of NHP as of December 31, 1996, and the number of shares of NHP Stock issued and outstanding or subject to issuance pursuant to NHP Options as of December 31, 1996, is as set forth in the NHP SEC Reports.

         3.4 OWNERSHIP OF SHARES.

              (a) Such Seller is the record and beneficial owner of the Demeter Shares (in the case of Demeter) or the Capricorn Shares (in the case of Capricorn), free and clear of any and all Liens.

              (b) Except as set forth in the Shareholders Agreement, such Seller has no right to require NHP to register such Seller's Shares under the Securities Act, and no right to require any Person to purchase such Seller's Shares, in each case, pursuant to any Contract.

         3.5 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Seller has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by such Seller, the performance by such Seller of its obligations hereunder and the consummation by such Seller of the Transactions have been duly and validly authorized by all necessary corporate or partnership action and no other corporate or partnership proceedings on the part of such Seller are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by such Seller and, assuming the due authorization, execution and delivery thereof by AIMCO, constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

         3.6 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by such Seller do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by such Seller will not, (a) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under, or violate any provision of the Organizational Documents of such Seller or, to such Seller's knowledge, NHP, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for the notification requirements of the HSR Act and the HUD Clearance, (c) subject to the making of the filings and obtaining the approvals identified in clause (b), conflict with or violate any Law, judgment, order, writ, injunction or decree applicable to such Seller or, to such Seller's knowledge, NHP or by which any property or asset of such Seller or, to such Seller's knowledge, NHP is bound or affected, or (d) to such Seller's knowledge, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss by NHP or modification in a manner materially adverse to NHP of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a Lien or other encumbrance on any Shares or any property or asset of NHP or any subsidiary of NHP pursuant to, any Contract of NHP, except, in the case of clauses (a), (b) and (c), such as would not prevent or delay such Seller from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect on such Seller or, to such Seller's knowledge, NHP.

         3.7 COMPLIANCE. Neither such Seller nor, to such Seller's knowledge, NHP or any subsidiary of NHP is in conflict with, or in default or violation of,
(a) any Law applicable to such Person or by which any property or asset of such Person is bound or affected, or (b) any Contract to which such Seller, NHP or any subsidiary of NHP is a party or by which such Person or any property or asset of such Person is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on such Seller or NHP.

         3.8 SEC REPORTS AND FINANCIAL STATEMENTS. To such Seller's knowledge, each form, report, schedule, registration statement and definitive proxy statement filed by NHP with the SEC since August 14, 1995 and prior to the date hereof (as such documents have been amended prior to the date hereof, the "NHP SEC REPORTS"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. To such Seller's knowledge, none of the NHP SEC Reports, as of their respective dates, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. To such Seller's knowledge, the Sellers have made available to AIMCO true, accurate and complete copies of all of the NHP SEC Reports. The consolidated financial statements of NHP and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of NHP and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. To such Seller's knowledge, since December 31, 1996, neither NHP nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the consolidated balance sheet of NHP and its subsidiaries as at December 31, 1996 (including the notes thereto) or
(b) which (i) were incurred in the ordinary course of business after December 31, 1996 and consistent with past practices, (ii) are disclosed in the NHP SEC Reports filed after December 31, 1996, or (iii) would not, individually or in the aggregate, have a Material Adverse Effect on NHP. To such Seller's knowledge, since August 14, 1995, NHP has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of NHP has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder. To such Seller's knowledge, since December 31, 1996, there has been no change in any of the significant accounting

(including tax accounting) policies, practices or procedures of NHP or any subsidiary of NHP.

         3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement or as disclosed in any NHP SEC Report, to such Seller's knowledge, since December 31, 1996, (a) NHP and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (b) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Material Adverse Effect on NHP other than events or developments generally affecting the industry in which NHP operates.

         3.10 LITIGATION. Except as disclosed in the NHP SEC Reports, to such Seller's knowledge, there are no claims, suits, actions or proceedings pending, threatened or contemplated, nor are there any investigations or reviews by any Governmental Authority pending, threatened or contemplated, against, relating to or affecting NHP or any of its subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on NHP, or to prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any court, judicial or quasi-judicial body, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against NHP or any of its subsidiaries having, or which, insofar as can be reasonably foreseen, in the future is likely to have, a Material Adverse Effect on NHP. In addition, to such Seller's knowledge, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the NHP SEC Reports which, insofar as can be reasonably foreseen, in the future are likely to have a Material Adverse Effect on NHP.

         3.11 INVESTMENT REPRESENTATIONS. Such Seller is an Accredited Investor. Such Seller has reviewed the AIMCO SEC Reports. Such Seller has had access to such additional financial and other information, and has been afforded the opportunity to ask questions of representatives of AIMCO, and to receive answers to those questions, as it has deemed necessary in connection with its acquisition of shares of AIMCO Stock. Such Seller acknowledges that the shares of AIMCO Stock that will be acquired by it pursuant to this Agreement are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, and such shares of AIMCO Stock have not been, and may never be, registered under the Securities Act. Such Seller agrees not to offer, sell, transfer or otherwise dispose of any shares of AIMCO Stock received by it pursuant to this Agreement in the absence of registration under the Securities Act unless it delivers to AIMCO evidence reasonably satisfactory to AIMCO that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act or an opinion of counsel, in form and substance reasonably satisfactory to AIMCO, to such effect. Such Seller agrees not to offer, sell, transfer or otherwise dispose of any shares of AIMCO Stock received by it pursuant to this Agreement in violation of applicable state securities and blue sky laws. Such Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of shares of AIMCO Stock and is able to bear the economic risk of a loss of an investment in shares of AIMCO Stock and is not acquiring any shares of AIMCO Stock with a view to the distribution thereof or any present intention of offering or selling any thereof in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction. Such Seller acknowledges that the shares of AIMCO Stock received by it pursuant to this Agreement will be in the form of physical certificates and that, unless and until such shares of AIMCO Stock shall have been registered under the Securities Act, the certificates will bear a legend to the following effect:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE TRANSFERRED IN VIOLATION OF ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

         3.12 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based on any arrangement or agreement made by or on behalf of such Seller, and such Seller agrees to indemnify and hold AIMCO and the other Seller harmless against any damages incurred as a result of any such claims.

         3.13 MANAGEMENT ARRANGEMENTS. Assuming that AIMCO meets the definition of a "Qualified Purchaser" under the Stock and Asset Transfer Restrictions Agreement, to the best of such Seller's knowledge, there is currently no fact or circumstance that could reasonably be expected to result in the loss by NHP, or modification in a manner adverse to NHP, of any right or benefit under, or give any Person any right to cause any termination, cancellation or non-renewal of any Oxford Management Contract, except such as would not, individually or in the aggregate, have a Material Adverse Effect on NHP.

         3.14 DISCLOSURE. No representation or warranty of such Seller contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of such Seller to AIMCO or any of its Representatives pursuant hereto contains or will contain any untrue statement of a material fact.

                                      ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF AIMCO

         AIMCO hereby represents and warrants each of to the Sellers, as follows:

         4.1 ORGANIZATION AND QUALIFICATIONS; SUBSIDIARIES. AIMCO and each Material Subsidiary of AIMCO is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on such Person.

         4.2 CHARTER AND BYLAWS. Complete and correct copies of the Charter and bylaws of AIMCO, as amended and supplemented to date, have been filed (or incorporated by reference) as exhibits 3.1 and 3.2, respectively, to AIMCO's Annual Report on Form 10-K for the year ended December 31, 1996. Such Organizational Documents are in full force and effect and have not been amended or modified in any respect. AIMCO is not in violation of any provision of its Organizational Documents. No Material Subsidiary of AIMCO is in violation of any provision of its Organizational Documents, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on AIMCO.

         4.3 CAPITALIZATION.

              (a) The authorized capital stock of AIMCO consists of (i) 150,000,000 shares of AIMCO Stock; (ii) 425,000 shares of Class B Common Stock, par value $.01 per share ("AIMCO CLASS B COMMON STOCK"), of AIMCO; (iii) 9,034,000 shares of Preferred Stock, par value $.01 per share ("AIMCO PREFERRED STOCK"), of AIMCO; and (iv) 966,000 shares of Cumulative Convertible Senior Preferred Stock, par value $.01 per share (the "SENIOR PREFERRED STOCK"), of AIMCO. As of March 11, 1997, (i) 17,569,970 shares of AIMCO Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable;
(ii) 325,000 shares of AIMCO Class B Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; and (iii) no shares of AIMCO Preferred Stock or Senior Preferred Stock were issued and outstanding.

              (b) Prior to the Initial Closing, AIMCO will have reserved 1,800,000 shares of AIMCO Stock for issuance pursuant to SECTION 2.2 and SECTION
2.5 of this Agreement. When issued in accordance with the terms of this Agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable. Assuming that the Seller's representations in SECTION 3.11 are true and correct, when issued in accordance with this Agreement, such shares will have been issued in compliance with the Securities Act and all state securities and blue sky laws.

         4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. AIMCO has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by AIMCO, the performance by AIMCO of its obligations hereunder and the consummation by AIMCO of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of AIMCO are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by AIMCO and, assuming the due authorization, execution and delivery thereof by the Sellers, constitutes the legal, valid and binding obligation of AIMCO, enforceable against AIMCO in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

         4.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by AIMCO do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by AIMCO will not, (a) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under, or violate any provision of the Organizational Documents of AIMCO, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for the notification requirements of the HSR Act and the HUD Clearance, (c) subject to the making of the filings and obtaining the approvals identified in clause (b), conflict with or violate any Law, judgment, order, writ, injunction or decree applicable to AIMCO or by which any property or asset of AIMCO is bound or affected, or (d) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss by AIMCO or modification in a manner materially adverse to AIMCO of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of AIMCO or any subsidiary of AIMCO pursuant to, any Contract of AIMCO, except, in the case of clauses (a),
(b) and (c), such as would not prevent or delay such Seller from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect on AIMCO.

         4.6 COMPLIANCE. Neither AIMCO nor any subsidiary of AIMCO is in conflict with, or in default or violation of, (a) any Law applicable to such Person or by which any property or asset of such Person is bound or affected, or
(b) any Contract to which AIMCO or any subsidiary of AIMCO is a party or by which such Person or any property or asset of such Person is bound or affected, except for any such conflicts, de-faults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on AIMCO.

         4.7 SEC REPORTS AND FINANCIAL STATEMENTS. Each form, report, schedule, registration statement and definitive proxy statement filed by AIMCO with the SEC since August 14, 1995 and prior to the date hereof (as such documents have been amended prior to the date hereof, the "AIMCO SEC REPORTS"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the AIMCO SEC Reports, as of their respective dates, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. AIMCO has made available to the Sellers true, accurate and complete copies of all of the AIMCO SEC Reports. The consolidated financial statements of AIMCO and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of AIMCO and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1996, neither AIMCO nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the consolidated balance sheet of AIMCO and its subsidiaries as at December 31, 1996 (including the notes thereto) or
(b) which (i) were incurred in the ordinary course of business after December 31, 1996 and consistent with past practices, (ii) are disclosed in the AIMCO SEC Reports filed after December 31, 1996, or (iii) would not, individually or in the aggregate, have a Material Adverse Effect on AIMCO. Since August 14, 1995, AIMCO has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of AIMCO has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder. Since December 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of AIMCO or any subsidiary of AIMCO.

         4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement or as disclosed in any AIMCO SEC Report, since December 31, 1996,
(a) AIMCO and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (b) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Material Adverse Effect on AIMCO other than events or developments generally affecting the industry in which AIMCO operates.

         4.9 LITIGATION. Except as disclosed in the AIMCO SEC Reports, to AIMCO's knowledge, there are no claims, suits, actions or proceedings pending, threatened or contemplated, nor are there any investigations or reviews by any Governmental Authority pending, threatened or contemplated, against, relating to or affecting AIMCO or any of its subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AIMCO, or to prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any court, judicial or quasi-judicial body, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against AIMCO or any of its subsidiaries having, or which, insofar as can be reasonably foreseen, in the future is likely to have, a Material Adverse Effect on AIMCO. In addition, to AIMCO's knowledge, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the AIMCO SEC Reports which, insofar as can be reasonably foreseen, in the future are likely to have a Material Adverse Effect on AIMCO.

         4.10 INVESTMENT REPRESENTATIONS. AIMCO is an Accredited Investor. AIMCO has reviewed the NHP SEC Reports. AIMCO has had access to such additional financial and other information, and has been afforded the opportunity to ask questions of representatives of NHP, and to receive answers to those questions, as it has deemed necessary in connection with its acquisition of the Shares. AIMCO acknowledges that the Shares are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, and the Shares have not been, and may never be, registered under the Securities Act. AIMCO agrees not to offer, sell, transfer or otherwise dispose of any of the Shares in violation of the Securities Act or any applicable state securities or blue sky laws. AIMCO has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the Shares and is able to bear the economic risk of a loss of an investment in the Shares and is not acquiring the Shares with a view to the distribution thereof or any present intention of offering or selling any thereof in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction. AIMCO acknowledges that the Shares will be in the form of physical certificates and that, unless and until the Shares shall have been registered under the Securities Act, the certificates may bear a legend to the following effect:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTO-

RY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE TRANSFERRED IN VIOLATION OF ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

         4.11 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based on any arrangement or agreement made by or on behalf of AIMCO, and AIMCO agrees to indemnify and hold the Sellers harmless against any damages incurred as a result of any such claims.

         4.12 DISCLOSURE. No representation or warranty of AIMCO contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of AIMCO to any Seller or any of its Representatives pursuant hereto contains or will contain any untrue statement of a material fact.

                                      ARTICLE V

                                      COVENANTS

         5.1 NOTIFICATION OF CERTAIN MATTERS. Each of the parties hereto shall give prompt notice to the other parties hereto of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Subject to SECTION 8.1, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.2 FURTHER ACTION, REASONABLE EFFORTS; CONSENTS AND APPROVALS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, certificates, qualifications and orders of, and make all filings and required submissions with, all Governmental Authorities, and all shareholders, lenders and partners of, and parties to contracts with, any of the Sellers, AIMCO, NHP or any other Persons, in each case, as are necessary or desirable for the consummation of the transactions contemplated hereby (collectively "CONSENTS"). The Sellers shall, as soon as possible prior to the Initial Closing, deliver to AIMCO copies of all Consents obtained by the Sellers. AIMCO shall, as soon as possible prior to the Initial Closing, deliver to the Sellers copies of all Consents obtained by AIMCO. In case at any time after the Initial Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, AIMCO and the Sellers shall use commercially reasonable efforts to
take all such action.   Prior to the Initial Closing, each party shall use its
best efforts not to take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue. Until all of the Shares have been sold to AIMCO, each party shall use its best efforts not to take any action, or enter into any transaction, that would cause (a) in the case of each of the Sellers, any of its representations or warranties in SECTION 3.4(a), 3.11 or 3.12 to be untrue, and (b) in the case of AIMCO, any of its representations or warranties in SECTION 4.3(b), 4.10 or
4.11 to be untrue. Notwithstanding the foregoing, the Sellers shall not be obligated to vote, grant or withhold their consent or take any other action in their capacities as stockholders of NHP, except to the extent specifically provided in SECTION 5.8(a).

         5.3 CONDUCT OF BUSINESS OF NHP PENDING THE CLOSING. From the date hereof through the Initial Closing, except for the Spin-Off or as expressly permitted or contemplated by this Agreement, unless AIMCO shall otherwise agree in writing prior to the taking of any action prohibited by the terms of this Section, the Sellers shall use their best efforts to cause NHP and its subsidiaries to conduct their operations and business in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to keep available the services of its present officers and key employees and preserve the goodwill and business relationships with all Persons having business relationships with it. Notwithstanding the foregoing, the Sellers shall not be obligated to vote, grant or withhold their consent or take any other action in their capacities as stockholders of NHP, except to the extent specifically provided in SECTION 5.8(a).

         5.4 CONDUCT OF BUSINESS OF AIMCO PENDING THE CLOSING. From the date hereof through the Initial Closing, except as expressly permitted or contemplated by this Agreement, unless the Sellers shall otherwise agree in writing prior to the taking of any action prohibited by the terms of this Section, AIMCO shall and shall cause its subsidiaries to conduct their operations and business in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to keep available the services of its present officers and key employees and preserve the goodwill and business relationships with all Persons having business relationships with it.

         5.5 NO SOLICITATION. Except for the Spin-Off, the Sellers shall not, and shall not permit any of their Representatives or any other Person acting for or on behalf of any of them to, directly or indirectly, initiate, solicit, encourage, entertain offers with respect to, negotiate with respect to, or in any manner encourage, recommend or agree to, any inquiry, offer or proposal relating to (a) the sale of NHP or any of its assets or equity securities, (b) the merger, consolidation or other combination of NHP with any Person, or (c) the liquidation, dissolution or reorganization of NHP, except as specif-ically contemplated by this Agreement. Without limiting the generality of the foregoing, the Sellers shall not, and shall not permit any of their Representatives or any other Person acting for or on behalf of any of them to, furnish or cause to be furnished any information with respect to NHP or the Shares to any Person other than AIMCO and its Representatives. If any of the Sellers or any of their Representatives receives from any Person any offer, proposal or informational request that may be subject to this SECTION 5.5, the Sellers shall, as soon as possible, but in any event within three Business Days,
(w) advise AIMCO of such offer, proposal or informational request, (x) provide AIMCO with a copy of any document or writing received by any of the Sellers or their Representatives relating to such offer, proposal or informational request,
(y) advise such Person, by written notice, of the terms of this SECTION 5.5, and
(z) deliver a copy of such notice to AIMCO. Notwithstanding anything in this Agreement to the contrary, nothing in this ARTICLE V shall be construed to obligate any of the Seller's Representatives who serve as a director of NHP to take any action or refrain from taking any action in his or her capacity as a director of NHP.

         5.6 TRANSFER TAXES. The Sellers shall be liable for, and shall indemnify and hold AIMCO harmless against, any liability for any sales, gains, transfer or similar Taxes resulting from the transfer to AIMCO of any Shares pursuant to this Agreement.

         5.7 PUBLIC ANNOUNCEMENTS. Until all of the Shares have been sold to AIMCO, none of the Sellers or AIMCO shall issue or make, directly or indirectly, any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the prior written consent of each of the others; provided, however, that each of the Sellers and AIMCO may, without the prior written consent of the others, issue or make, directly or indirectly, any report, statement or release required by Law, its fiduciary obligations or any listing agreement or arrangement to which such Person is a party with a national securities exchange if the other parties to this Agreement are so notified as soon as possible in advance of such report, statement or release.

         5.8 VOTING ARRANGEMENTS.

              (a) At every meeting of the stockholders of NHP, and at every adjournment or postponement thereof, and on any matter to which the stockholders of NHP are entitled to express consent or dissent in writing without a meeting, with respect to all of the Shares, the Sellers shall: (i) vote in favor of (or consent to) the Merger Proposal and any actions required in furtherance thereof;
(ii) vote against (or dissent from) any proposal or offer to acquire all or any portion of NHP, its equity securities, its assets or its subsidiaries' assets, whether by tender or exchange offer, merger, consolidation, business combination, sale of assets, sale of additional interests or similar transaction (each, an "ACQUISITION PROPOSAL"), which is not made by AIMCO or one of its Affiliates; and (iii) vote against (or dissent from) any action or agreement that is reasonably likely to impede, interfere with, delay or postpone the Transactions, the

Merger Proposal or the Exchange Offer, or to impair the value of such transactions to AIMCO.

              (b) Except as contemplated in this Agreement (including SECTION 5.8(c)), (i) each Seller will not, and will cause its Affiliates not to, directly or indirectly, sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, the Shares to be sold hereunder by such Seller, and (ii) each Seller will not, and will cause its Affiliates not to, directly or indirectly, grant or agree to grant any proxies or authorities with respect to, deposit or agree to deposit into a voting trust, or enter into or agree to enter into a voting agreement with respect to, any of the Shares; provided, however, that any transferee of Capricorn Shares pursuant to Section 5.8(c) may grant a proxy to Winokur Holdings, Inc. to vote such Capricorn Shares in accordance with SECTION 5.8(a).

              (c) Notwithstanding anything in this Agreement to the contrary, upon at least five Business Days prior notice to AIMCO, (i) Capricorn may transfer any or all of the Capricorn Shares (and may assign its rights and benefits under this Agreement with respect to such Capricorn Shares) to any of its constituent partners that agree, severally and not jointly, and pursuant to a written agreement reasonably acceptable to AIMCO, to be bound by the provisions of this Agreement applicable to Capricorn with respect to the Capricorn Shares received by such transferee, and (ii) any such transferee may further transfer any or all of the Capricorn Shares so transferred to it (and assign its rights and benefits under this Agreement with respect to such Capricorn Shares) to any charitable institution that agrees, severally and not jointly and pursuant to a written agreement reasonably acceptable to AIMCO, to be bound by the provisions of this Agreement applicable to Capricorn with respect to the Capricorn Shares received by such transferee. Upon the effectiveness of each such transfer of Capricorn Shares, (i) the obligations and agreements of the transferor thereof under this Agreement with respect to the Capricorn Shares so transferred shall terminate with respect to such Capricorn Shares (and no other Shares), (ii) the transferee thereof shall be entitled to the rights of Capricorn set forth in ARTICLE II and SECTION 5.13 of this Agreement, and shall be obligated to perform the covenants and other obligations and agreements of the transferor thereof under this Agreement, in each case, with respect to such Capricorn Shares transferred to such transferee (and no other Shares); PROVIDED that (x) notwithstanding any transfer of Capricorn Shares, the representations and warranties of Capricorn set forth in ARTICLE III shall remain in full force and effect (except that the representations and warranties set forth in SECTION 3.4 shall be true and correct in all material respects only as of the date of this Agreement) and the obligations and agreements of Capricorn set forth in ARTICLE V, VIII and IX shall remain in full force and effect (except that Capricorn shall at any time have obligations under SECTION 5.3 only with respect to the Capricorn Shares then owned by it and shall have obligations under SECTIONS 5.6 AND 5.9 only with respect to the Capricorn Shares sold by it pursuant to this Agreement), (y) each such transferee of Capricorn Shares shall be deemed to have made the representations and warranties of Capricorn set forth in SECTION 3.4 only with respect to the Capricorn Shares transferred to such transferee and shall not be deemed to have made any other representations or warranties, and (z) no such transferee shall have, or be deemed to have, any obligation under SECTION 5.3.

         5.9 ASSIGNMENT OF SHAREHOLDER RIGHTS. At or prior to the Initial Closing, each Seller shall assign to AIMCO all of its rights under the Amended and Restated Shareholders Agreement, dated as of August 15, 1995 (the "SHAREHOLDERS AGREEMENT"), by and among NHP, the John B. Frick Revocable Trust and the Sellers.

         5.10 MERGER PROPOSAL. If the Board of Directors of NHP approves the Merger Proposal, then AIMCO shall use commercially reasonable efforts to promptly and diligently negotiate in good faith a definitive agreement with NHP on the terms set forth in the Merger Proposal.

         5.11 EXCHANGE OFFER.

              (a) If the Board of Directors of NHP has not approved the Merger Proposal prior to the first anniversary of the date of this Agreement (such first anniversary being the "COMMENCEMENT DATE"), then AIMCO shall commence, not later than the Commencement Date, an offer (the "EXCHANGE OFFER") to exchange shares of AIMCO Stock for any and all of the then outstanding shares of NHP Stock, with the number of shares of AIMCO Stock offered in exchange for each share of NHP Stock equal to $20 divided by $26.75; provided, however, that AIMCO shall not be obligated to issue any fractional shares of AIMCO Stock pursuant to the Exchange Offer and, in lieu thereof, may make cash payments; provided, further, that AIMCO shall not be obligated to commence the Exchange Offer if any event or circumstance shall have occurred or arisen and be continuing that would result in the failure to satisfy any of the conditions set forth in SECTION 5.11(c). AIMCO's obligation under this SECTION 5.11(a) shall include preparing and filing with the SEC a registration statement for the purpose of registering under the Securities Act the shares of AIMCO Stock to be issued in the Exchange Offer and using its best efforts to seek the effectiveness of such registration statement and maintain the effectiveness of such registration statement until the consummation of the Exchange Offer.

              (b) AIMCO shall conduct the Exchange Offer in accordance with all applicable laws, including without limitation, Section 14 under the Exchange Act, and the rules and regulations thereunder. AIMCO shall cause the information included, or incorporated by reference, in the documents (the "OFFER DOCUMENTS") pursuant to which the Exchange Offer is made (other than information with respect to NHP) not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading at the time the Offer Documents (or any amendment or supplement thereto) are first mailed to the stockholders of NHP.

              (c) Notwithstanding any other provisions of the Exchange Offer, AIMCO shall not be required to accept for exchange any shares of NHP Stock tendered pursuant to the Exchange Offer, may postpone the exchange of shares tendered, and may terminate or amend the Exchange Offer if at any time on or after the date hereof and at or before the time of acceptance for exchange of any such shares (whether or not any shares have theretofore been accepted for exchange) pursuant to the Exchange Offer, any of the following shall occur:

                   (i) any change, event, occurrence or circumstance shall have occurred, arisen or been threatened in the business, properties, assets, liabilities, capitalization, financial condition, operations, licenses or franchises, or results of operations of NHP, which change is or is reasonably likely to have a Material Adverse Effect on NHP, or a material change shall have occurred in the equity capitalization of NHP that would be adverse to AIMCO, or AIMCO shall have become aware of any facts relating to NHP or its operations which has or may have material significance with respect to the value of NHP;

                   (ii) there shall be instituted or pending any action, proceeding, application or counterclaim by any Governmental Authority, or by any Person before any Governmental Authority (other than pursuant to Section 203 of the DGCL), which (A) restrains, prohibits, materially delays or makes illegal the making or consummation of the Exchange Offer,
     (B) seeks to restrain, prohibit, materially delay or make illegal the Exchange Offer, (C) imposes or seeks to impose any material limitation on the ability of AIMCO or any Affiliate of AIMCO to conduct NHP's business or own any assets of NHP, (D) imposes or seeks to impose material limitations on the ability of AIMCO to acquire or hold or to exercise full rights of ownership of the shares of NHP Stock including, but not limited to, the right to vote the shares of NHP Stock purchased by it on all matters properly presented to the stockholders of NHP, or (E) might result in a limitation of the benefits expected to be derived by AIMCO as a result of the transactions contemplated by the Exchange Offer or the value of the shares of NHP Stock to AIMCO; provided, however, that AIMCO shall use its best efforts to contest any such action, proceeding, application or counterclaim, or to seek to have any such action, proceeding, application or counterclaim vacated or lifted;

                   (iii) there shall be any action taken, or any Law or Order shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the Exchange Offer, AIMCO or any Affiliate of AIMCO, or any other action shall have been taken, proposed or threatened, by any Governmental Authority that might reasonably be expected to, directly or indirectly, result in any of the consequences referred to in clauses (A) through (E) of paragraph (ii) above (other than pursuant to Section 203 of the DGCL);

                   (iv) a registration statement relating to the shares of AIMCO Stock issuable pursuant to the Exchange Offer shall not be effective under the Securities Act or there shall be pending or threatened a proceeding for the issuance of an order suspending the effectiveness of any such registration statement; or

                   (v) any of the conditions set forth in SECTION 6.1 shall not have been satisfied.

         5.12 SPIN-OFF. Prior to the Initial Closing Date, the Sellers shall use commercially reasonable efforts to (a) cause NHP to enter into the Rights Agreement and issue the Rights pursuant thereto, (b) prohibit NHP from amending or terminating the Rights Agreement without the prior written approval of AIMCO, and (c) cause NHP to obtain the consent of The First National Bank of Boston to the Spin-Off. After the Initial Closing, (A) AIMCO and the Sellers shall use commercially reasonable efforts to (i) cause NHP to cause the Maturity Time to occur as soon as possible, and (ii) cause NHP to obtain the consent of The First National Bank of Boston to the Spin-Off, and (B) AIMCO shall (i) not permit NHP to redeem the Rights without the prior written consent of Demeter, and (ii) to the extent within its control and subject to any fiduciary obligations it may have, cause NHP to appoint persons designated by Demeter as directors of the Mortgage Subsidiary. With respect to all Rights relating to Shares sold prior to the Maturity Time, AIMCO shall not approve or consent to any amendment of the Rights Agreement without the prior written consent of Demeter. Prior to the Merger, the Sellers and AIMCO shall use commercially reasonable efforts to contribute to the Mortgage Subsidiary the amount, if any, by which (x) NHP's Free Cash Flow for the period from February 1, 1997 until the Maturity Time, exceeds (y) NHP's Transaction Costs for such period and, if the Maturity Time occurs after the Merger, AIMCO shall cause NHP to contribute such amount to the Mortgage Subsidiary prior to the Maturity Time.

         5.13 SELLERS' PUT RIGHT.

              (a) The Sellers shall have the right (the "SELLERS' PUT RIGHT") to require AIMCO to acquire a number of the Shares (with respect to each Seller, such Seller's "PUT SHARES") in exchange for (i) in the case of Demeter, cash in an amount equal to a number of shares of AIMCO Stock equal to the number of Demeter's Put Shares, multiplied by $20, or (ii) in the case of Capricorn, a number of shares of AIMCO Stock equal to the number of Capricorn's Put Shares, multiplied by $20, and divided by $26.75. The aggregate number of Put Shares may not exceed 10% of the total number of shares of NHP Stock outstanding at the time the Sellers' Put Right is exercised.

              (b) The Seller's Put Right may be exercised only once (unless the Sellers' Put Closing in respect of such exercise fails to occur as a result of the failure to satisfy any of the conditions set forth in SECTION 6.1), and shall be exercised by Demeter's delivery of a written notice to AIMCO specifying
(i) the number of Demeter Shares and the number of Capricorn Shares that are requested to be acquired by AIMCO pursuant to the Sellers' Put Right, (ii) the date and time (which shall be at least ten Business Days after such notice is given) at which the closing (the "SELLERS' PUT CLOSING") of the purchase of the Put Shares is to occur, and (iii) the names and denominations in which the certificates representing shares of AIMCO Stock to be delivered at the Sellers' Put Closing are to be issued.

              (c) The Sellers' Put Closing shall take place at the principal offices of AIMCO's counsel, Skadden, Arps, Slate, Meagher & Flom LLP, in Boston, Massachusetts (or such other location as Demeter and AIMCO may agree on). At the Sellers' Put Closing (i) AIMCO shall (x) deliver to the Sellers a certificate or certificates representing the aggregate number of shares of AIMCO Stock specified in SECTION 5.13(a), in such denominations and registered in such names as Demeter shall have requested in its exercise notice to AIMCO, and (y) wire transfer to an account specified by the Sellers at least five Business Days prior to the Sellers' Put Closing, funds in an amount equal to the cash amount specified in SECTION 5.13(a), and (ii) the Sellers shall deliver or cause to be delivered a certificate or certificates representing the Put Shares, accompanied by duly executed blank stock powers or endorsed in blank for transfer, as AIMCO may request.

              (d) AIMCO's obligation to consummate the Sellers' Put Closing shall be subject to the conditions set forth in SECTION 6.1.

              (e) In the event of any exercise of the Sellers' Put Right, the number of Demeter Shares and Capricorn Shares to be purchased at the Initial Closing shall be reduced by the number of each that have been sold pursuant to the exercise of the Sellers' Put Right.

         5.14 RESIGNATIONS OF DIRECTORS. Promptly after a majority of the Shares has been sold hereunder, the Sellers shall cause all of their Representatives who serve as a member of the board of directors of NHP or any of its subsidiaries to resign from such boards of directors; provided, that AIMCO has notified the Sellers that Representatives of AIMCO will be appointed to fill any vacancies created thereby.

         5.15 DETERMINATION OF INITIAL SHARES. Prior to the Initial Closing, AIMCO shall use commercially reasonable efforts to obtain one or more commitments from lenders to provide financing for the Transactions in an aggregate amount equal to the cash necessary for AIMCO to complete the Transactions. At least 5 Business Days prior to the Initial Closing, AIMCO shall give written notice to the Sellers as to the number of Shares (the "INITIAL SHARES") that it intends to purchase at the Initial Closing, which shall be equal to the greater of (a) 2,500,000, and (b) the quotient obtained by dividing

(i) the sum of (x) 5% of the AIMCO Gross Asset Value as of a date not more than five Business Days prior to the Initial Closing, giving pro forma effect to AIMCO's acquisition of the Initial Shares, and (y) the maximum amount of financing that AIMCO was able to obtain in connection therewith, by (ii) $20.

         5.16 TRUST AGREEMENT. Prior to the Initial Closing, AIMCO and the Sellers shall enter into a trust agreement, substantially in the form of EXHIBIT E hereto.

                                      ARTCILE VI

                                CONDITIONS TO CLOSING

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT EACH CLOSING. The respective obligations of each party to this Agreement to effect the Initial Closing, the Subsequent Closing, the Exchange Offer Closing and the Sellers' Put Closing (to the extent each is a party to such transactions) shall be subject to the following conditions:

              (a) GOVERNMENTAL APPROVALS. All consents, approvals and action of Governmental Authorities required to permit the consummation of the transactions contemplated to occur at such closing shall have been obtained or made, free of any condition that would have a Material Adverse Effect on AIMCO or NHP, and all required authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority shall have been obtained or filed or shall have occurred.

              (b) NO INJUNCTIONS. No action shall have been taken, and no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable), by any court or Governmental Authority which prohibits the consummation of the transactions contemplated to occur at such closing.

              (c) NO RESTRAINING ORDERS. No court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated to occur at such closing which has not been lifted (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted).

         6.2 CONDITIONS TO OBLIGATIONS OF AIMCO TO EFFECT THE INITIAL CLOSING AND THE SUBSEQUENT CLOSING. The obligations of AIMCO to effect the Initial Closing and the Subsequent Closing are subject to the satisfaction of the following conditions, unless waived by AIMCO.

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers contained herein that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the Initial Closing Date and, in the case of a Subsequent Closing, the representations and warranties of the Sellers contained in SECTIONS 3.4(a),
3.11 and 3.12 shall be true and correct at and as of the Subsequent Closing Date, with the same force and effect as though made on and as of such date, except for any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date.

              (b) PERFORMANCE. The Sellers shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them prior to such closing.

              (c) CERTIFICATES. Each of the Sellers shall have delivered to AIMCO a certificate, dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, and signed by the president or chief executive officer of such Seller, in the case of Demeter, or of the general partner of the general partner of such Seller, in the case of Capricorn, certifying as to such Seller's compliance with SECTION 6.2(a) and SECTION 6.2(b).

              (d) REAL ESTATE AGREEMENT. The Real Estate Agreement shall have been entered into and shall not have been terminated.

              (e) GUARANTY. Phemus shall have duly executed and delivered to AIMCO the Guaranty, and shall have delivered to AIMCO a certificate, executed by its clerk or assistant clerk, certifying that (i) Phemus has duly and validly taken all corporate action necessary to authorize its execution and delivery of the Guaranty and its performance of its obligations under the Guaranty, (ii) the individual(s) executing and delivering the Guaranty on behalf of Phemus has the power or authority to act for or bind Phemus, and (iii) the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors of Phemus, with respect to the Guaranty, have been duly and validly adopted and are in full force and effect.

              (f) ESCROW AGREEMENT. Capricorn and all transferees of Capricorn Shares pursuant to SECTION 5.8(c) shall have duly executed and delivered to AIMCO an Escrow Agreement.

              (g) OTHER. The Sellers shall have delivered to the Buyers such other documents and instruments, signed and properly acknowledged by the Sellers, if appropriate, as may be reasonably required by AIMCO or otherwise in order to effectuate the provisions of this Agreement and such closing.

         6.3 CONDITIONS TO OBLIGATIONS OF THE SELLERS TO EFFECT THE INITIAL CLOSING AND THE SUBSEQUENT CLOSING. The obligations of the Sellers to effect the Initial Closing and the Subsequent Closing are subject to the satisfaction of the following conditions, unless waived by the Sellers:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of AIMCO contained herein that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the Initial Closing Date, and, in the case of a Subsequent Closing, the representations and warranties of AIMCO contained in SECTIONS 4.3(b), 4.10 and 4.11 shall be true and correct at and as of the Subsequent Closing Date, with the same force and effect as though made on and as of such date, except for any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date.

              (b) PERFORMANCE. AIMCO shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by it prior to such closing.

              (c) CERTIFICATES. AIMCO shall have delivered to each of the Sellers a certificate dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, and signed by its president or vice chairman, certifying as to AIMCO's compliance with SECTION 6.3(a) and SECTION 6.3(b).

              (d) REGISTRATION RIGHTS AGREEMENT. AIMCO shall have executed and delivered to each of the Sellers that is to receive shares of AIMCO Stock at such closing, a Registration Rights Agreement relating to such shares of AIMCO Stock.

              (e) OTHER. AIMCO shall have delivered such other documents and instruments, properly signed and acknowledged if appropriate, as reasonably may be required in order to effectuate the provisions of this Agreement and such closing.

                                     ARTICLE VII

                          TERMINATION, WAIVER AND AMENDMENT

         7.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Initial Closing:

              (a)  by the mutual written consent of AIMCO and Demeter;

              (b) by AIMCO or Demeter if (i) any Governmental Authority, the consent of which is a condition to the obligations of AIMCO and any of the Sellers to consummate the Initial Closing, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful, or (ii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the

Initial Closing, and such order, judgment or decree shall have become final and nonappealable;

              (c) by AIMCO if there has been a material breach by any of the Sellers of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach;

              (d) by Demeter if there has been a material breach by AIMCO of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; and

              (e) by AIMCO or Demeter if the Initial Closing has not occurred by May 31, 1997; provided, however, that (i) AIMCO shall not be entitled to terminate this Agreement pursuant to this SECTION 7.1(e) if a knowing or willful breach of this Agreement by AIMCO has prevented the Initial Closing from occurring by such date, and (ii) Demeter shall not be entitled to terminate this Agreement pursuant to this SECTION 7.1(e) if a knowing or willful breach of this Agreement by any Seller has prevented the Initial Closing from occurring by such date.

         7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by AIMCO or either Seller as provided in SECTION 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of AIMCO, the Sellers or their respective officers or directors; provided, however, that if AIMCO terminates this Agreement with respect to only one of the Sellers, or if only one of the Sellers terminates this Agreement, AIMCO and the other Seller shall remain obligated under this Agreement; provided, further, that if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, Damages relating thereto, shall survive such termination unimpaired.

         7.3 AMENDMENT OR SUPPLEMENT. This Agreement may be amended or supplemented in writing by AIMCO and Demeter and, solely with respect to any change to SECTION 2.1(a)(ii), 2.1(b)(ii) or 5.8(c), Capricorn.

         7.4 EXTENSION OF TIME, WAIVER, ETC. At any time prior to the Subsequent Closing:

              (a) AIMCO may extend the time for the performance of any of the obligations or acts of either of the Sellers and Demeter may extend the time for the performance of any of the obligations or acts of AIMCO;

              (b) AIMCO may waive any inaccuracies in the representations and warranties of either Seller contained herein or in any document delivered pursuant hereto, and either Seller may do the same with respect to AIMCO for such Seller; or

              (c) AIMCO may waive compliance with any of the agreements or conditions of either Seller contained herein, and either Seller may do the same with respect to AIMCO for such Seller; provided, that no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

                                     ARTICLE VII

                                   INDEMNIFICATION

         8.1 INDEMNIFICATION BY THE SELLERS. Subject to SECTION 9.7, from and after the Initial Closing, each of the Sellers shall, severally and not jointly, indemnify, reimburse, defend and hold harmless AIMCO and its Representatives for, from and against all demands, claims, actions, causes of action and Damages, asserted against, resulting to, imposed on or suffered or incurred by AIMCO or its Representatives, directly or indirectly, in connection with any of the following:

              (a) any breach of, or inaccuracy in, any representation or warranty of such Seller in this Agreement or any certificate, instrument or other document delivered pursuant hereto or in connection herewith;

              (b) any breach of any covenant of such Seller contained in this Agreement;

              (c) claims made by any member of the Oxford Group arising in connection with the sale of the Shares hereunder other than claims arising (i) as a result of AIMCO not meeting the definition of a "Qualified Purchaser" under the Stock and Asset Transfer Restrictions Agreement, or (ii) as a result of AIMCO failing to satisfy the net worth or managed units requirements of Section 4 of the Stock and Asset Transfer Restrictions Agreement (iii) as a result of a "Termination for Financial Performance," as defined in any Oxford Management Contract, based on the relevant property's financial performance after the Initial Closing Date, (iv) as a result of a "For Cause Termination," as defined in any Oxford Management Contract, based on an event or circumstance arising after the Initial Closing Date, unless, and to the extent that, any such event or circumstance arises as a result of any action or inaction by NHP, the Sellers or any of their affiliates prior to the Initial Closing Date, (v) as a result of any failure by AIMCO to satisfy any fiduciary obligations (whether express or implied) under any Oxford Management Contract after the Initial Closing Date; or

              (d) the loss by NHP or any of its subsidiaries, or modification in a manner adverse to NHP or any of its subsidiaries, of any right or benefit under, or any termination, cancellation or non-renewal of, any Oxford Management Contract, and such loss, modification, termination, cancellation or non-renewal occurs on or before the first anniversary of the Initial Closing Date, unless such loss, modification, termination, cancellation or non-renewal occurs (i) as a result of AIMCO not meeting the definition of a "Qualified Purchaser" under the Stock and Asset Transfer Restrictions Agreement, (ii) as a result of AIMCO failing to satisfy the net worth or managed units requirements of Section 4 of the Stock and Asset Transfer Restrictions Agreement, (iii) as a result of a "Termination for Financial Performance," as defined in such Oxford Management Contract, based on the relevant property's financial performance after the Initial Closing Date, (iv) as a result of a "For Cause Termination," as defined in such Oxford Management Contract, based on an event or circumstance arising after the Initial Closing Date, unless, and to the extent that, any such event or circumstance arises as a result of any action or inaction by NHP, the Sellers or any of their affiliates prior to the Initial Closing Date, (v) as a result of any failure by AIMCO to satisfy any fiduciary obligations (whether express or implied) under any such Oxford Management Contract after the Initial Closing Date, or (vi) at the request or with the consent of AIMCO.

         8.2 INDEMNIFICATION BY AIMCO. Subject to SECTION 9.7, from and after the Initial Closing, AIMCO shall indemnify, reimburse, defend, and hold harmless the Sellers and their Representatives for, from, and against all demands, claims, actions or causes of action, and Damages, asserted against, resulting to, imposed on, or suffered or incurred by any of the Sellers or their Representatives, directly or indirectly, in connection with any of the following:

              (a) any breach of, or inaccuracy in, any representation or warranty of AIMCO contained in this Agreement or any certificate, instrument or other document delivered pursuant hereto or in connection herewith; or

              (b)  any breach of covenant of AIMCO contained in this Agreement.

         8.3 PROCEDURES RELATING TO INDEMNIFICATION.

              (a)  Each person to be indemnified pursuant to SECTION 8.1 or
SECTION 8.2 (an "INDEMNIFIED PARTY") agrees to give prompt notice (a "NOTICE OF THIRD PARTY CLAIM") to the indemnifying party of the assertion of any claim, or the commencement of any suit, action or proceeding, brought against or sought to be collected from such indemnified party (each, a "THIRD PARTY CLAIM"), in respect of which indemnity may be sought by such indemnified party under SECTION
8.1 or SECTION 8.2; provided that the omission so to promptly notify the indemnifying party with respect to a Third Party Claim brought against or sought to be collected from such indemnified party will not relieve the indemnifying party from any liability which it may have to such indemnified party under
SECTION 8.1 or SECTION 8.2 except as otherwise provided in SECTION 8.4 or to the extent that such failure has materially prejudiced such indemnifying party with respect to the defense of such Third Party Claim. If any indemnified party shall seek indemnity under SECTION 8.1 or SECTION 8.2 with respect to a Third Party Claim brought against or sought to be collected from such indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume and direct the defense and settlement thereof with counsel satisfactory to such indemnified party; provided that if any Third Party Claim brought against or sought to be collected from any indemnified party includes a request for injunctive or other equitable relief that, if granted, is reasonably likely to have a Material Adverse Effect or a similar effect on such indemnified party, such indemnified party shall be entitled to control and direct the defense and settlement thereof and in such event the legal and other expenses subsequently incurred by such indemnified party in connection with the defense thereof shall be paid by the indemnifying party. After notice from the indemnifying party to an indemnified party of its election to assume and direct the defense and settlement of a Third Party Claim brought against or sought to be collected from such indemnified party which such indemnifying party is entitled to assume and direct under the terms hereof, the indemnifying party shall not be liable to such indemnified party under SECTION
8.1 or SECTION 8.2, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that such indemnified party shall have the right to employ counsel to represent such party if in the reasonable judgment of such party, it is advisable for such party to be represented by separate counsel because the representation of both the indemnified party and the indemnifying party in such matter could present such counsel with a potential conflict of interest and in such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Notwithstanding the foregoing provisions of this SECTION 8.3(a), the indemnifying party shall not (A) without the prior written consent of an indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is, or with reasonable foreseeability, could have been a party and indemnity could have been sought hereunder by such indemnified party for a Third Party Claim brought against or sought to be collected from such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding (provided that, whether or not such a release is required to be obtained, the indemnifying party shall remain liable to such indemnified party in accordance with SECTION 8.1 or SECTION 8.2 in the event that a Third Party Claim is subsequently brought against or sought to be collected from such indemnified party) or (B) be liable for any settlement of any Third Party Claim brought against or sought to be collected from an indemnified party effected without such indemnifying party's written consent (which shall not be unreasonably withheld), but if settled with such indemnifying party's written consent, or if there is a final judgment for the plaintiff in any such Third Party Claim, such indemnifying party agrees (to the extent stated above) to indemnify the indemnified party from and against any loss, liability, claim, damage or expense by reason or such settlement or judgment. The indemnification required by SECTION 8.1 or SECTION 8.2, as the case may be, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

              (b) In the event any indemnified party should have a claim (each, a "DIRECT CLAIM") against any indemnifying party under SECTION 8.1 or
SECTION 8.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice (a "NOTICE OF DIRECT CLAIM") of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under SECTION 8.1 or
SECTION 8.2 except as otherwise provided in SECTION 8.4 or to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party, within 30 calendar days following its receipt of a Notice of Direct Claim, that the indemnifying party disputes its liability to the indemnified party under
SECTION 8.1 or SECTION 8.2, as the case may be, such claim specified by the indemnified party in such Notice of Direct Claim will be conclusively deemed a liability of the indemnifying party under SECTION 8.1 or SECTION 8.2, as the case may be, and the indemnifying party shall pay the amount of such liability to the indemnified party on demand, or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

              (c) If the indemnifying party has timely disputed its liability with respect to a Third Party Claim or a Direct Claim, the indemnifying party and the indemnified party agree to proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute will be resolved by arbitration held in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in effect unless the parties mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing by the indemnified party with the indemnifying party and with the AAA and shall be made within a reasonable time after the dispute has arisen. Within 30 days after the date the arbitration notice is filed with the AAA, the indemnified party and the indemnifying party shall select one person to act as arbitrator. If the parties are unable to agree upon an arbitrator within 10 days, the arbitrator shall be selected by the AAA within 30 days thereafter. The arbitrator shall be independent and impartial. The arbitrator shall promptly schedule all discovery and the other steps to be taken in resolution of any controversy, dispute or claim and otherwise assume sufficient initiative and control to effect the sufficient and expeditious resolution of the dispute. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Any liability that the indemnifying party agrees to assume, or that is determined by the arbitrator to be a liability of the indemnifying party under SECTION 8.1 or SECTION 8.2 will be conclusively deemed a liability of the indemnifying party. Except by written consent of the Person sought to be joined, no arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, any Person not a party to, or otherwise bound by, this Agreement. The provisions of this Agreement to arbitrate and any other written agreement to arbitrate referred to herein shall be specifically enforceable under the prevailing arbitration law. Each party hereto expressly consents to, and waives any future objection to, such forum and arbitration rules.

              (d) If Demeter or Phemus is obligated to indemnify AIMCO or any of its Representatives under this ARTICLE VIII, Demeter or Phemus, as the case may be, will succeed to, and stand in place of NHP or AIMCO in respect of any, similar claims or causes of action of NHP or AIMCO may have against third parties in connection with any matter for which Demeter or Phemus is obligated to indemnify AIMCO or any of its Representatives, but only to the extent that Demeter or Phemus, as the case may be, has indemnified AIMCO or any of its Representatives for such matter. In such event, AIMCO shall cooperate with Demeter and Phemus in a reasonable manner, at the cost and expense of Demeter or Phemus, as the case may be, in prosecuting any such subrogated right or claim, including without limitation, signing claims or bringing actions in the name of NHP or AIMCO.

              (e) Each of AIMCO and its Representatives may give notice of a claim under the Escrow Agreement in an amount equal to any amount for which it may be entitled to indemnification under this ARTICLE VIII upon notice to Capricorn specifying in reasonable detail the basis for such claim. Neither the giving of any such notice, nor the failure to give any such notice, of a claim under the Escrow Agreement will constitute an election of remedies or limit AIMCO or any of its Representatives in any manner in the enforcement of any other remedies that may be available to it.

         8.4 LIMITATIONS ON INDEMNIFICATION.

              (a) The obligations to indemnify and hold harmless a party hereto, (i) pursuant to SECTION 8.1(a) and SECTION 8.2(a), shall terminate when the applicable representation or warranty terminates pursuant to SECTION 9.7,
(ii)  pursuant to SECTION 8.1(b) and SECTION 8.2(b), shall not terminate, and
(iii) pursuant to SECTION 8.1(c) and SECTION 8.1(d), shall terminate after the first anniversary of the Initial Closing Date; provided, however, that, as to clauses (i) and (iii) above, such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

              (b) The Sellers shall have no liability under SECTION 8.1, and AIMCO shall have no liability under SECTION 8.2, unless and until the aggregate Damages for which indemnification is sought under such Section exceed $1,000,000, and then only for the amount by which such Damages exceed $1,000,000; provided, however, that such limitation shall not apply to any intentional breach or any of the matters referred to in SECTION 8.4(c).

              (c) In the event that the Sellers are obligated to indemnify AIMCO or any of its Representatives pursuant to SECTION 8.1(a), (c) or (d) as a result of a loss by NHP or any of its subsidiaries, or modification in a manner adverse to NHP or any of its subsidiaries, of any right or benefit under, or any termination, cancellation or non-renewal of, any Contract, in effect as of the Initial Closing Date, pursuant to which NHP or any of its subsidiaries provides property management services (including, without limitation, services provided to or for the Oxford Properties), Damages shall be calculated by multiplying (i) that portion of the aggregate annualized revenues lost by NHP and its subsidiaries as a result of all such losses, modifications, terminations, cancellations and non-renewals (reduced by the amount of any compensatory payments received in respect thereof, other than payments by the Sellers and Phemus under this Agreement or the Guaranty) that exceeds $3.0 million, by (ii) 3.6.

              (d) In the event that AIMCO or its Representatives are entitled to indemnification by any of the Sellers for any Damages under SECTION 8.1(c) or
(d) or for a breach of the representations set forth in ARTICLE III (other than SECTIONS 3.4, 3.5, 3.11 and 3.12), if, and only to the extent that such breach of representation relates to NHP and not to such Seller, the aggregate liability of such Seller shall be limited to an amount equal to the product of (i) the aggregate amount of such Damages, multiplied by (ii) 42.9% in the case of Demeter, and 10.1% in the case of Capricorn.

              (e) Each Seller's liability to AIMCO and its Representatives under this ARTICLE VIII shall not exceed the aggregate consideration paid to such Seller hereunder. AIMCO's liability to each Seller and its Representatives under this ARTICLE VIII shall not exceed the aggregate consideration paid to such Seller hereunder.

                                      ARTICLE IX

                               MISCELLANEOUS PROVISIONS

         9.1 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

         9.2 ENTIRE AGREEMENT.   This Agreement, including the exhibits and
schedules attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, including that certain letter agreement, dated February 13, 1997, among AIMCO and the Sellers, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

         9.3 MODIFICATION; WAIVER. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         9.4 NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered mail, or by Federal Express (or other reputable overnight delivery service):

    if to AIMCO, to it at:

                   1873 South Bellaire Street, 17th Floor
                   Denver, Colorado  80222-4348
                   Attention:  Mr. Terry Considine
                   Telephone:  (303) 757-8600

                   and

                   28200 Highway 189, Building F-240
                   P.O. Box 1060
                   Lake Arrowhead, California  92352
                   Attention:  Mr. Peter K. Kompaniez
                   Telephone:  (909) 336-4821

    with a copy to:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   300 South Grand Avenue, Suite 3400
                   Los Angeles, California  90071
                   Attention:  Rod A. Guerra, Esq.
                   Telephone:  (213) 687-5000

    if to Demeter, to it at:

                   c/o Harvard Management Company, Inc.
                   600 Atlantic Avenue
                   Boston, Massachusetts  02210
                   Attention:  Mr. Tim Palmer
                               Tami E. Nason, Esq.
                   Telephone:  (617) 523-4400
         with a copy to:

                   Ropes & Gray
                   One International Place
                   Boston, Massachusetts  02210
                   Attention:  Larry Jordan Rowe, Esq.
                   Telephone:  (617) 951-7407

         if to Capricorn, to it at:

                   30 East Elm Street
                   Greenwich, Connecticut  06830
                   Attention:  Mr. Herbert S. Winokur, Jr.
                   Telephone:  (203) 861-6600

         with a copy to:

                   O'Melveny & Myers LLP
                   153 East 53rd Street
                   New York, New York  10022
                   Attention:  Drake Tempest, Esq.
                   Telephone:  (212) 326-2000

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given (i) when delivered personally, (ii) three days after being sent by registered mail, or (iii) one day after being sent by Federal Express (or other reputable overnight delivery service).

         9.5 EXPENSES. Whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party. Notwithstanding the preceding sentence, AIMCO shall pay one-half and the Sellers, collectively, shall pay one-half of all HSR Act fees for filings made in connection with the Transactions.

         9.6 ASSIGNMENT.

              (a) Except as specifically provided to the contrary in SECTION 5.8(c) and SECTION 9.6(b), no party hereto shall have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto.

              (b) AIMCO may assign any or all of its rights and interest in this Agreement to any corporation (i) with respect to which AIMCO owns, directly or indirectly, a majority of the outstanding capital stock and (ii) that is designated by AIMCO to purchase any or all of the Shares pursuant to this Agreement. Notwithstanding any such assignment, AIMCO shall remain liable to perform all obligations required to be performed by it hereunder. In the event of any such assignment, all of the Sellers' representations and warranties shall be deemed to be made to AIMCO and such designee, and all covenants and agreements of the Sellers herein shall be deemed to be made for the benefit of AIMCO and such designee.

         9.7 SURVIVAL. All representations and warranties in this Agreement (other than SECTIONS 3.4(a), 3.5, 4.3(b) and 4.4) shall survive only until the first anniversary of the Initial Closing. The representations and warranties in SECTIONS 3.4(a), 3.5, 4.3(b) and 4.4 shall survive the Initial Closing and any Subsequent Closing indefinitely. All representations and warranties shall survive notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

         9.8 SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

         9.9 SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of SECTION 9.6, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, assigns, heirs and legal representatives. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         9.10 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

         9.11 INTERPRETATION; REFERENCES. Any use of masculine, feminine or neuter pronouns herein shall not be limiting, but shall be construed as referring to persons of any gender, as the context may require. Any use of the singular or plural form herein shall not be limiting, but shall be construed as referring to either the plural or singular, as the context may require. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement, and references to an "Article," a "Section" or a "Subsection" are, unless otherwise specified, to an Article, a Section or a Subsection of this Agreement. The Article and Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

         9.12 TIME OF ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

         9.1 REMEDIES.

              (a) In the event of a breach by AIMCO or any of the Sellers of its obligations under ARTICLE II or SECTION 5.5, 5.8 or 5.13 of this Agreement, the non-breaching party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. AIMCO and the Sellers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of any of the provisions of ARTICLE II or
SECTION 5.5, 5.8 or 5.13 of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

              (b) The sole and exclusive liability of the Sellers to AIMCO, and of AIMCO to the Sellers, for money Damages under or in connection with this Agreement or the transactions contemplated hereby (including without limitation, for any breach or inaccuracy of any representation or warranty or for any breach of any covenant required to be performed hereunder) and the sole and exclusive remedy of AIMCO and the Sellers with respect to any of the foregoing, shall be as expressly set forth in ARTICLE VIII and the Sellers and AIMCO hereby waive, release and agree not to assert any other remedy for money Damages; provided, however, that the foregoing shall not limit AIMCO or the Sellers in any way from exercising any rights or securing any remedies in connection with this Agreement or the transactions contemplated hereby as a result of a fraudulent breach of any representation, warranty or covenant hereunder.

         9.14 EXHIBITS. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

         9.15 ATTORNEYS' FEES. In the event that any party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

         9.16 WAIVER OF JURY TRIAL. Consistent with SECTION 8.2, each party to this Agreement further waives its respective right to a jury trial of any claim or cause of action arising out of this Agreement or any dealings between any of the parties hereto relating to the subject matter of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims and all other common law and statutory claims.
This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement or to any other document or agreement relating to the Transactions.

         9.17 FURTHER ASSURANCES. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them, may reasonably request to carry out the intent of this Agreement and the Transactions.

         9.18 NEGOTIATION OF AGREEMENT. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

         9.19 SEVERAL LIABILITY. The liability of Demeter and Capricorn under this Agreement is several and not joint.

[SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            APARTMENT INVESTMENT
                                            AND MANAGEMENT COMPANY


                                            By:   /s/ Peter Kompaniez
                                                 -----------------------------
                                                  Name:  Peter Kompaniez
                                                  Title:  Vice Chairman



                                            DEMETER HOLDINGS CORPORATION


                                            By:   /s/ Michael R. Eisenson
                                                 -----------------------------
                                                 Name:  Michael R. Eisenson
                                                 Title:  Authorized Signatory


                                            By:   /s/ Tim R. Palmer
                                                 -----------------------------
                                                 Name:  Tim R. Palmer
                                                 Title:  Authorized Signatory



                                            CAPRICORN INVESTORS, L.P.

                                            By:  Capricorn Holdings, G.P.,
                                                 its General Partner

                                            By:  Winokur Holdings Inc.,
                                                 its General Partner


                                            By:   /s/ Herbert S. Winokur, Jr.
                                                 -----------------------------
                                                 Name:  Herbert S. Winokur, Jr.
                                                 Title:  President

                                  EXHIBITS TO
                            STOCK PURCHASE AGREEMENT
                                  dated as of
                                 April 16, 1997
                                  by and among
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY,
                          DEMETER HOLDINGS CORPORATION
                                       and
                            CAPRICORN INVESTORS, L.P.

                                      INDEX

EXHIBIT A      Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B      Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
EXHIBIT C      Registration Rights Agreement . . . . . . . . . . . . . . . . C-1
EXHIBIT D      Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . D-1
EXHIBIT E      Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . E-1

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

          ESCROW AGREEMENT, dated as of ______ __, 1997 (the "AGREEMENT"), by and among Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), [Capricorn Investors, L.P., a Delaware limited partnership] ("CAPRICORN"), and ___________, a [national banking association] [bank organized under the laws of ___________], as escrow agent (the "ESCROW AGENT").

          WHEREAS, AIMCO has entered into a Stock Purchase Agreement, dated as of April 16, 1997 (the "STOCK PURCHASE AGREEMENT"), with Demeter Holdings Corporation, a Massachusetts corporation ("DEMETER"), and Capricorn Investors, L.P., a Delaware limited partnership, which provides for AIMCO and Capricorn to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          1.1 DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed thereto in the Stock Purchase Agreement.

          1.2 "CLOSING PRICE" shall mean, with respect to any security on any day, the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, as the case may be, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service or, if not so reported, the market value per unit of such security on the day in question, as determined, using valuation techniques generally accepted in the securities industry, by any New York Stock Exchange ("NYSE") member firm selected by Escrow Agent for that purpose.

          1.3 "DETERMINATION DATE" shall mean (i) when used with respect to any dividend or other distribution, the date fixed for the determination of the holders of the securities entitled to receive such dividend or distribution, or, if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution and (ii) when used with respect to any subdivision, combination or reclassification of securities, the date upon which such subdivision, combination or reclassification becomes effective.

          1.4 "EX-DATE" shall mean (i) when used with respect to any dividend or distribution, the first date on which the securities on which the dividend or distribution is payable trade regular way on the relevant exchange or in the relevant market without the right to receive such dividend or distribution, and
(ii) when used with respect to any subdivision, combination or reclassification of securities, the first date on which the securities trade regular way on such exchange or in such market to reflect such subdivision, combination or reclassification becoming effective.

          1.5 "MARKET PRICE" shall mean, with respect to any security on any date (the "SPECIFIED DATE"), the average of the daily Closing Prices with respect to such security for the ten consecutive Trading Days for such security ending on the third Trading Day that immediately precedes the Specified Date, appropriately adjusted to take into account any dividends or distributions payable on such security, or any reclassification, subdivisions or combinations of, or similar transactions involving, such security with respect to which (i) the Ex-Date occurs after the first of such ten consecutive Trading Days and (ii) the Determination Date occurs prior to the Specified Date.

          1.6 "TRADING DAY" shall mean, with respect to any security, (i) if the principal trading market for the applicable security is the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business, (ii) if the principal trading market for the applicable security is the Nasdaq Stock Market, a day on which a trade may be made on the Nasdaq Stock Market, or (iii) if the applicable security is not listed, admitted for trading or quoted as provided in clause (i) or (ii), any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.


                                   ARTICLE II
                                     ESCROW

          2.1  ESTABLISHMENT OF ESCROW.

               (a) AIMCO may, from time to time, in accordance with the Stock Purchase Agreement, deposit with Escrow Agent certificates representing shares of AIMCO Stock issued in the name of Capricorn (the "ESCROW SHARES"). Capricorn shall deliver to the Escrow Agent duly executed blank stock powers for each of the Escrow Shares. Upon receipt of such shares, Escrow Agent shall give AIMCO written acknowledgement thereof. The Escrow Shares, any shares of AIMCO Stock, marketable securities or other assets deposited by Capricorn with Escrow Agent pursuant to SECTION 2.4, the proceeds of any sales of such securities or other assets and any dividends or earnings thereon, as reduced by any disbursements pursuant to SECTION 2.3, or SECTION 2.4, amounts withdrawn under SECTION
3.1(J), or losses on investments, are collectively referred to herein as the "ESCROW FUND."

               (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

          2.2 INVESTMENT OF FUNDS. Assets in the Escrow Fund, other than shares of AIMCO Stock and marketable securities, shall be invested from time to time as directed by Capricorn, until disbursement of the entire Escrow Fund.

          2.3  CLAIMS.

               (a) From time to time on or before the earlier to occur of the Merger or the first anniversary of the Initial Closing Date, AIMCO may give written notice (a "NOTICE") to Capricorn and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "CLAIM") it may have against Capricorn under ARTICLE VIII of the Stock Purchase Agreement; AIMCO may make more than one claim with respect to any underlying state of facts. If Capricorn gives notice to AIMCO and Escrow Agent disputing any Claim (a "COUNTER NOTICE") within 30 days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in SECTION 2.3(B). If no Counter Notice is received by Escrow Agent within such 30-day period, then the dollar amount of damages claimed by AIMCO as set forth in its Notice shall be deemed established for purposes of this Agreement and the Stock Purchase Agreement and, at the end of such 30-day period, Escrow Agent shall (i) deliver to AIMCO one or more certificates representing, in the aggregate, a number of Escrow Shares equal to (x) the dollar amount claimed in the Notice, divided by (y) the Market Price of AIMCO Stock on the date of delivery of such Escrow Shares to AIMCO, or (ii) pay to AIMCO the dollar amount claimed in the Notice, in each case, from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Stock Purchase Agreement.

               (b) If a Counter Notice is given with respect to a Claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of AIMCO and Capricorn, or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable.
Escrow Agent shall act on such court order and legal opinion without further question.

          2.4 SUBSTITUTION OF ESCROW FUNDS. Capricorn may, at any time and from time to time, deposit with Escrow Agent shares of AIMCO Stock or other marketable securities duly indorsed in blank, or cash or cash equivalents, in substitution of all or any portion of the Escrow Fund, and Escrow Agent shall promptly thereafter pay and distribute to Capricorn an amount of Escrow Shares and/or other assets then included in the Escrow Fund, as requested by Capricorn, equal in value to the shares of AIMCO Stock, marketable securities, cash or cash equivalents deposited by Capricorn with Escrow Agent, with shares of AIMCO Stock and marketable securities valued for such purpose at the Market Price of such security on the date of delivery of such Escrow Shares.

          2.5 TERMINATION OF ESCROW. On the earlier to occur of the Merger or the first anniversary of the Initial Closing Date, Escrow Agent shall pay and distribute to Capricorn the amount of securities and other assets then included in the Escrow Fund, unless any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid to Capricorn), until it receives joint written instructions of AIMCO and Capricorn or a final non-appealable order of a court of competent jurisdiction as contemplated by SECTION 2.3(b).

          2.6 OWNERSHIP OF ESCROW FUND. AIMCO and Capricorn agree that, subject to the other terms and provisions of this Agreement, including, without limitation, SECTION 2.3, for all purposes, including Federal and other taxes based on income, Capricorn will be treated as the owner of all of the Escrow Fund, and that Capricorn will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.


                                   ARTICLE III
                                  ESCROW AGENT

          3.1  DUTIES OF ESCROW AGENT.

               (a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

               (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

               (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

               (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

               (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This SECTION 3.1(e) and SECTION 3.1(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

               (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

               (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

               (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow

Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

               (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

               (j) AIMCO and Capricorn shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $_________ at the time of execution of this Agreement and $_____________ annually thereafter and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by AIMCO, and 50% by Capricorn.

               (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

               (l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

          3.2 LIMITED RESPONSIBILITY. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow

Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.


                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

          4.1 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

          4.2  ENTIRE AGREEMENT.   This Agreement constitutes the entire
agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

          4.3 MODIFICATION; WAIVER. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          4.4 NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered mail, or by Federal Express (or other reputable overnight delivery service):

     if to AIMCO, to it at:

               1873 South Bellaire Street, 17th Floor
               Denver, Colorado  80222-4348
               Attention:  Mr. Terry Considine
               Telephone:  (303) 757-8600

               and

               28200 Highway 189, Building F-240
               P.O. Box 1060
               Lake Arrowhead, California  92352
               Attention:  Mr. Peter K. Kompaniez
               Telephone:  (909) 336-4821
     with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               300 South Grand Avenue, Suite 3400
               Los Angeles, California  90071
               Attention:  Rod A. Guerra, Esq.
               Telephone:  (213) 687-5000

     if to Capricorn, to it at:

               c/o Capricorn Investors, L.P.
               30 East Elm Street
               Greenwich, Connecticut  06830
               Attention:  Mr. Herbert S. Winokur, Jr.
               Telephone:  (203) 861-6600

     with a copy to:

               O'Melveny & Myers, LLP
               153 East 53rd Street
               New York, New York  10022
               Attention:  Drake Tempest, Esq.
               Telephone:  (212) 326-2000

     if to Escrow Agent, to it at:

               ___________________
               ___________________
               Attention:  ___________________
               Telephone:  ___________________

     with a copy to:

               ___________________
               ___________________
               Attention:  __________________
               Telephone: ___________________

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given (i) when delivered personally, (ii) three days after being sent by registered mail, or (iii) one day after being sent by Federal Express (or other reputable overnight delivery service).

          4.5 EXPENSES. Except as set forth in SECTION 4.12, all fees and expenses incurred by AIMCO, Capricorn or Phemus in connection with this Agreement shall be borne by such party.

          4.6  ASSIGNMENT.

               (a) Except as specifically provided to the contrary in SECTION 3.1(h) or SECTION 4.6(b), no party hereto shall have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto.

               (b) AIMCO may assign any or all of its rights and interest in this Agreement to any corporation (i) with respect to which AIMCO owns, directly or indirectly, a majority of the outstanding capital stock, and (ii) that is designated by AIMCO to purchase any or all of the Shares pursuant to the Stock Purchase Agreement. Notwithstanding any such assignment, AIMCO shall remain liable to perform all obligations required to be performed by it hereunder.

          4.7 SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

          4.8 SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of SECTION 4.6, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, assigns, heirs and legal representatives. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

          4.9 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

          4.10 INTERPRETATION; REFERENCES. Any use of masculine, feminine or neuter pronouns herein shall not be limiting, but shall be construed as referring to persons of any gender, as the context may require. Any use of the singular or plural form herein shall not be limiting, but shall be construed as referring to either the plural or singular, as the context may require. References to an "Article" or a "Section" are, unless otherwise specified, to an Article or a Section of this Agreement. The Article and

Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

          4.11 TIME OF ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

          4.12 ATTORNEYS' FEES. In the event that AIMCO or Capricorn brings an action or proceeding against the other to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

          4.13 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Los Angeles, the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California or the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          4.14 WAIVER OF JURY TRIAL. Each party to this Agreement further waives its respective right to a jury trial of any claim or cause of action arising out of this Agreement or any dealings between any of the parties hereto relating to the subject matter of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement or to any other document or agreement relating hereto.

          4.15 NEGOTIATION OF AGREEMENT. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

          4.16 REMEDIES. In the event of a breach by any party of this Agreement, a non-breaching party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties hereby agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    APARTMENT INVESTMENT
                                    AND MANAGEMENT COMPANY


                                    By:______________________________
                                       Name:
                                        Its:


                                    [CAPRICORN INVESTORS, L.P.]



                                    By:______________________________
                                       Name:
                                        Its:


                                    [ESCROW AGENT]



                                    By:______________________________
                                       Name:
                                        Its:

                                                                    EXHIBIT B

                                    GUARANTY

          GUARANTY, dated as of ______ __, 1997 (the "GUARANTY"), by Phemus Corporation, a Massachusetts corporation ("PHEMUS"), for the benefit of Apartment Investment and Management Company, a Maryland corporation ("AIV"), and its Representatives (collectively, "AIMCO").

          WHEREAS, AIV has entered into a Stock Purchase Agreement, dated as of April 16, 1997 (the "STOCK PURCHASE AGREEMENT"), with Demeter Holdings Corporation, a Massachusetts corporation, and Capricorn Investors, L.P., a Delaware limited partnership, which provides for Phemus to execute and deliver this Guaranty.

          NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          1.1 DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed thereto in the Stock Purchase Agreement.

                                   ARTICLE II
                                PAYMENT GUARANTY

          2.1 GUARANTY OF PAYMENT. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Phemus hereby guaranties, as primary obligor and not as surety, the due and punctual payment in full of all obligations of Demeter under the Stock Purchase Agreement. This is a guaranty of payment and not of collection.

          2.2 GUARANTY ABSOLUTE. Subject to SECTION 2.6, the obligations of Phemus under the Guaranty shall be absolute, irrevocable and unconditional under any and all circumstances, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, terminated, discharged or otherwise affected by, any act, event or circumstance that might discharge, reduce, limit or modify Phemus's obligations under the Guaranty or constitute a legal or equitable discharge or defense of a guarantor.

          2.3 WAIVERS. Phemus hereby expressly waives: (a) any right it may have to require AIMCO to proceed against Demeter, proceed against or exhaust any security held from Demeter or pursue any other remedy in AIMCO's power to pursue; (b) promptness, diligence, notice of acceptance and any other notice with respect to its obligations hereunder; and (c) all presentments, demands for payment or performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and demands and notices of every kind other than as required by the Stock Purchase Agreement. Phemus acknowledges that it will receive direct and indirect benefits from this Guaranty and that the waivers set forth herein are knowingly made in contemplation of such benefits.

          2.4 REINSTATEMENT OF OBLIGATIONS. If AIMCO is required by court or otherwise to pay, return or restore to Demeter or Phemus or any other person any amounts previously paid pursuant to the Stock Purchase Agreement, the obligations of Phemus under this Guaranty, to the extent theretofore discharged, shall be reinstated and revived and the rights of AIMCO shall continue with regard to such amounts as though they had never been paid.

          2.5 DISPUTED AMOUNTS. If Phemus contests any claim by AIMCO hereunder, Phemus shall nonetheless pay to AIMCO the non-disputed portion of such Claim not paid by the Sellers to the extent required by this Guaranty. AIMCO may not enforce this Guaranty against Phemus with respect to the disputed amount of such claim unless and until a final, non-appealable order, award or judgment of a court of competent jurisdiction has been made with respect to such contested claim which requires Demeter or Phemus to pay any of such contested claim to or for the benefit of AIMCO, in which event Phemus shall, unless the same is paid by Demeter when due, pay upon demand all amounts owed thereunder (including without limitation, all damages, awarded interest, legal costs, and attorneys' fees) to the extent required by this Guaranty.

          2.6 LIMITATION ON OBLIGATIONS. Nothing contained herein, express or implied, is intended to, or shall be deemed to, obligate Phemus to pay any amount if and to the extent that Demeter would not have been obligated to pay such amount under the Stock Purchase Agreement or otherwise, by reason of any defense, claim, cause of action, counterclaim, right or set-off or similar right.

          2.7 LIMITATION ON SUBROGATION. Notwithstanding any payment or payments made by Phemus by reason of this Guaranty, Phemus shall not be subrogated to any rights of AIMCO against Demeter until all obligations of Demeter to AIMCO under the Stock Purchase Agreement shall have been paid in full.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

          Phemus hereby represents and warrants to AIMCO as follows:

          3.1 ORGANIZATION AND QUALIFICATIONS. Phemus is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Phemus was incorporated in 1987.

          3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Phemus has all necessary power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery of this Guaranty by Phemus and the performance by Phemus of its obligations hereunder have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of such Seller are necessary to authorize this Guaranty. This Guaranty has been duly and validly executed and delivered by Phemus and constitutes the legal, valid and binding obligation of Phemus, enforceable against Phemus in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

          3.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery of Guaranty by Phemus do not, and the performance of its obligations under this Guaranty will not, (a) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under, or violate any provision of the Organizational Documents of Phemus, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (c) conflict with or violate any Law, judgment, order, writ, injunction or decree applicable to Phemus or by which any property or asset of Phemus is bound or affected, or (d) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss by Phemus or modification in a manner materially adverse to Phemus of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Phemus pursuant to, any Contract of Phemus except, in the case of clauses (a), (b) and (c), such as would not prevent or delay Phemus from performing its obligations under this Guaranty in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect on Phemus.

          3.4 HARVARD AFFILIATION. Each of Phemus and Demeter is solely controlled by the President and the Fellows of Harvard College.

          3.5  NET WORTH.  Phemus has a net worth in excess of $500,000,000.


                                  ARTICLE IV
                              COVENANTS OF PHEMUS

          4.1 CORPORATE EXISTENCE. Except for a transaction that satisfies the requirements of SECTION 4.2, Phemus shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents.

          4.2 LIMITATION ON SALE OF ASSETS, LIQUIDATION, ETC. Phemus shall not, in a single transaction or through a series of related transactions, (a) consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another Person or group of affiliated Persons or (b) adopt a plan (a "PLAN OF LIQUIDATION") that provides for, contemplates or the effectuation of which is preceded or accompanied by (regardless of whether substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of Phemus otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of capital stock of Phemus unless, in the case of clause (a) or (b):

          (x) either Phemus shall be the continuing Person, or the Person (if other than Phemus) formed by such consolidation or into which Phemus is merged or to which all or substantially all of the properties and assets of Phemus are transferred as an entirety or substantially as an entirety (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (Phemus or such other Person being hereinafter referred to as the "SURVIVING PERSON") shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume all of the obligations of Phemus under this Guaranty; and

          (y) immediately after and giving effect to such transaction and the assumption contemplated by clause (x) above, the Surviving Person shall have a net worth equal to or greater than the net worth of Phemus immediately preceding the transaction.

          4.3 LIQUIDITY. Phemus covenants and agrees that it will, at such time, if any, as its obligations under the Guaranty become due, have liquid assets at least equal to its obligations hereunder.

                                   ARTICLE V
                           MISCELLANEOUS PROVISIONS

          5.1 GOVERNING LAW. This Guaranty and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

          5.2 MODIFICATION; WAIVER. No supplement, modification, waiver or termination of this Guaranty shall be binding unless executed in writing by Phemus. No waiver of any provision of this Guaranty shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          5.3 NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered mail, or by Federal Express (or other reputable overnight delivery service):

     if to AIMCO, to it at:

                  1873 South Bellaire Street, 17th Floor
                  Denver, Colorado  80222-4348
                  Attention:  Mr. Terry Considine
                  Telephone:  (303) 757-8600

                  and

                  28200 Highway 189, Building F-240
                  P.O. Box 1060
                  Lake Arrowhead, California  92352
                  Attention:  Mr. Peter K. Kompaniez
                  Telephone:  (909) 336-4821

     with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, California  90071
                  Attention:  Rod A. Guerra, Esq.
                  Telephone:  (213) 687-5000

     if to Phemus, to it at:

                  c/o Harvard Management Company, Inc.

                  600 Atlantic Avenue
                  Boston, Massachusetts  02210
                  Attention:  Mr. Tim Palmer
                              Tami E. Nason, Esq.
                  Telephone:  (617) 523-4400

     with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts  02210
                  Attention:  Larry Jordan Rowe, Esq.
                  Telephone:  (617) 951-7407

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given (i) when delivered personally, (ii) three days after being sent by registered mail, or (iii) one day after being sent by Federal Express (or other reputable overnight delivery service).

          5.4 EXPENSES. Except as set forth in SECTION 5.10, all fees and expenses incurred by Phemus in connection with this Guaranty shall be borne by Phemus.

          5.5  ASSIGNMENT.

               (a) Phemus shall not delegate any duties or obligations arising under this Guaranty, voluntarily, involuntarily, or by operation of law, without the prior written consent of AIMCO.

               (b) AIMCO may assign any or all of its rights and interest in this Guaranty to any corporation (i) with respect to which AIMCO owns, directly or indirectly, a majority of the outstanding capital stock, and (ii) that is designated by AIMCO to purchase any or all of the Shares pursuant to the Stock Purchase Agreement. Notwithstanding any such assignment, AIMCO shall remain liable to perform all obligations required to be performed by it hereunder.

          5.6 SEVERABILITY. Any provision or part of this Guaranty which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

          5.7 SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of SECTION 5.5, all of the rights and benefits of AIMCO shall inure to the benefit of AIMCO's successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than AIMCO and its successors and permitted assigns, any rights or remedies under or by reason of this Guaranty.

          5.8 INTERPRETATION; REFERENCES. Any use of masculine, feminine or neuter pronouns herein shall not be limiting, but shall be construed as referring to persons of any gender, as the context may require. Any use of the singular or plural form herein shall not be limiting, but shall be construed as referring to either the plural or singular, as the context may require. References to an "Article" or a "Section" are, unless otherwise specified, to an Article or a Section of this Guaranty. The Article and Section headings of this Guaranty are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

          5.9 TIME OF ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Guaranty.

          5.10 ATTORNEYS' FEES. In the event that AIMCO brings an action or proceeding against Phemus to enforce or interpret any of the covenants, conditions, agreements or provisions of this Guaranty, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

          5.11 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Guaranty may be brought against any of the parties in the courts of the State of California, County of Los Angeles, the Commonwealth of Massachusetts, County of Suffolk, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California or the United States District Court for the Commonwealth of Massachusetts, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          5.12 WAIVER OF JURY TRIAL. Phemus waives its respective right to a jury trial of any claim or cause of action arising out of this Guaranty or any dealings between any of the parties hereto relating to the subject matter of this Guaranty. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Guaranty, including, without limitation, contract claims, tort claims and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Guaranty or to any other document or agreement relating hereto.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Phemus has executed this Guaranty as of the date first above written.

                                    PHEMUS CORPORATION


                                    By:____________________________________
                                       Name:
                                       Its:



                                    By:____________________________________
                                       Name:
                                       Its:

                                                                      EXHIBIT C


                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of ________, 1997 (this "AGREEMENT"), by and among Apartment Investment and Management Company, a Maryland corporation (the "COMPANY"), and the persons listed on SCHEDULE A hereto (each, an "INVESTOR").

          WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of April 16, 1997 (the "ACQUISITION AGREEMENT"), by and among the Company, Demeter Holdings Corporation, a Massachusetts corporation ("DEMETER"), and Capricorn Investors, L.P., a Delaware limited partnership ("CAPRICORN"), the Investors will receive up to _____ shares of the Company's Class A Common Stock, par value $.01 per share (the "COMMON STOCK");

          WHEREAS, in connection with the Acquisition Agreement, the Company has agreed to register for sale by the Investors and certain transferees, the shares of Common Stock received by the Investors pursuant to the Acquisition Agreement (collectively, the "REGISTRABLE SHARES"); and

          WHEREAS, the parties hereto desire to enter into this agreement to evidence the foregoing agreement of the Company and the mutual covenants of the parties relating thereto.

          NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

          Section 1. CERTAIN DEFINITIONS. In this Agreement the following terms shall have the following respective meanings:

          "ACCREDITED INVESTOR" shall have the meaning set forth in Rule 501 of the General Rules and Regulations promulgated under the Securities Act.

          "AFFILIATE" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

          "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

          "HOLDERS" shall mean (i) each of the Investors, and (ii) each Person holding Registrable Shares as a result of a transfer or assignment to that Person of Registrable Shares made by an Investor in accordance with this Agreement other than pursuant to an effective registration statement or Rule 144.

          "INDEMNIFIED PARTY" shall have the meaning ascribed to it in Section 4(c) of this Agreement.

          "INDEMNIFYING PARTY" shall have the meaning ascribed to it in Section 4(c) of this Agreement.

          "PERSON" shall mean an individual, corporation, partnership, estate, trust, association, private foundation, joint stock company or other entity.

          The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Registrable Shares in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

          "REGISTRABLE SHARES" shall have the meaning ascribed to it in the recitals to this Agreement.

          "REGISTRATION EXPENSES" shall mean all expenses (excluding Selling Expenses) incurred by the Company in complying with Section 2 hereof, including, without limitation, the following: (a) all registration, filing and listing fees; (b) fees and expenses of compliance with federal and state securities or real estate syndication laws (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities and real estate syndication qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may reasonably designate); (c) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), messenger, telephone, shipping and delivery expenses; (d) fees and disbursements of counsel for the Company; (e) fees and disbursements of all independent public accountants of the Company (including without limitation the expenses of any annual or special audit and "cold comfort" letters required by the managing underwriter); (f) securities act liability insurance if the Company so desires; (g) fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by the

Company; (h) fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which securities of the same class are then listed; and (i) fees and expenses associated with any NASD filing required to be made in connection with the registration statement.

          "RIGHTS" shall have the meaning ascribed to it in Section 6 of this Agreement.

          "RULE 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, as amended from time to time, or any similar rule or regulation of the Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

          "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to any sale of Registrable Shares.

          Section 2.  REGISTRATION.

               (a) The Company shall prepare and file with the Commission a registration statement for the purpose of effecting a Registration of the sale of Registrable Shares by the Holders thereof; shall use its best efforts to effect such Registration within 10 days after the effectiveness of a registration statement filed by the Company to effect the registration of shares of Common Stock to be issued in connection with the proposed merger of NHP Incorporated and a subsidiary of the Company, but not later than 6 months after the date hereof (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable state securities and real estate syndication laws); and shall keep such Registration continuously effective until the earlier of (i) the third anniversary of the date hereof or, if the Company has exercised its Suspension Right hereunder, an additional number of days after such third anniversary equal to the aggregate number of days that the Company has deferred a filing or suspended sales under any filed registration statement, and (ii) the date on which all Registrable Shares have been sold pursuant to such registration statement or Rule 144; PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this Section 2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction.

          Notwithstanding the foregoing, the Company shall have the right (the "SUSPENSION RIGHT") to defer such filing (or suspend sales under any filed registration statement or defer the updating of any filed registration statement and suspend sales thereunder) for a period of not more than 120 days during any one-year period ending on December 31, if the Company shall furnish to the Holders a certificate signed by the President or any other executive officer or any director of the Company stating that (x) in the good faith judgment of the Company, it would be detrimental to the Company and its shareholders to file such registration statement or amendment thereto at such time (or continue sales under a filed registration statement), or (y) the managing underwriter or underwriters in an underwritten offering by the Company for the account of the Company have requested in writing that the Holders refrain from any sale or distribution of Common Stock, and, in either case, the Company has elected to defer the filing of such registration statement (or suspend sales under a filed registration statement) for the period of time specified in such certificate (which shall not exceed 120 days during any one-year period). Upon the Company's exercise of the Suspension Right, the Holders hereby agree not to effect any sale or distribution of shares of Common Stock during the period specified by the Company in such certificate.

               (b) The Company shall promptly notify the Holders of the occurrence of the following events:

                    (i) when any registration statement relating to the Registrable Shares or post-effective amendment thereto filed with the Commission has become effective;

                    (ii) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement relating to the Registrable Shares;

                    (iii) the suspension of an effective registration statement by the Company in accordance with the last paragraph of
     Section 2(a) above;

                    (iv) the Company's receipt of any notification of the suspension of the qualification of any Registrable Shares covered by a registration statement for sale in any jurisdiction; and

                    (v) the existence of any event, fact or circumstance that results in a registration statement or prospectus relating to Registrable Shares or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

The Company agrees to use its best effort to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification at the earliest possible moment.

               (c) The Company shall provide to the Holders, at no cost to the Holders, a copy of the registration statement and any amendment thereto used to effect the Registration of the Registrable Shares, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Shares covered by such registration statement or any amendment thereto. The Company shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with the New York Stock Exchange (or, if the Common Stock is no longer listed thereon, with such other securities exchange or market on which the Common Stock is then listed) so as to enable the Holders to the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act.

               (d) The Company agrees to use its best efforts to cause the Registrable Shares covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such shares pursuant to the plan of distribution set forth in the registration statement.

               (e) Subject to the Company's Suspension Right, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Shares or supplement to a prospectus relating to the Registrable Shares shall exist, immediately upon becoming aware thereof the Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (f) The Company agrees to use commercially reasonable efforts (including the payment of any listing fees) to obtain the listing of all Registrable Shares covered by the registration statement on each securities exchange on which securities of the same class are then listed.

               (g) The Company agrees to use its best efforts to comply with the Securities Act and the Exchange Act, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Shares shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

               (h) The Company agrees to cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to a Registration and not bearing any Securities Act legend; and enable certificates for such Registrable Shares to be issued for such numbers of shares and registered in such names as the Holders may reasonably request at least two business days prior to any sale of Registrable Shares.

               (i) If Holders notify the Company that they intend to effect an underwritten offering of at least 300,000 Registrable Shares, the Company will make available for inspection by any Holder disposing of such Registrable Shares, any underwriter of such offering, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "INSPECTORS"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries (collectively, the "RECORDS"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; PROVIDED, HOWEVER, that the Records that the company determines, in good faith, to be confidential shall not be disclosed to any Inspector unless (i) such Inspector signs a confidentiality agreement reasonably satisfactory to the Company (which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus), (ii) after consultation with counsel for the applicable Inspectors, the Holders and the Company, the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (iii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, PROVIDED that each Holder shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records.

               (j) If Holders notify the Company that they intend to effect an underwritten offering of at least 300,000 Registrable Shares, the Company will enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders owning a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares and, in such connection,
(i) use its commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders disposing of Registrable Shares), addressed to each Holder selling Registrable Shares thereby and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" or "agreed-upon-procedures" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each Holder selling Registrable Shares covered thereby (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" or "agreed-upon-procedures" letters in connection with underwritten offerings, and (iii) if requested and if an underwriting agreement is entered into, make customary representations and warranties, and provide indemnification provisions and procedures substantially to the effect set forth in Section 4 hereof with respect to all parties to be indemnified pursuant to said
Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

          Section 3. EXPENSES OF REGISTRATION. The Company shall pay all Registration Expenses incurred in connection with the registration,
qualification or compliance pursuant to Section 2 hereof.   The Company shall
pay the fees and disbursements (not in excess of $25,000 in the aggregate) of one counsel, other than the Company's counsel, selected to represent the Holders by Holders owning a majority in number of the Registrable Shares. Except as set forth in the immediately preceding sentence, each Holder shall pay the expenses of its own counsel. All Selling Expenses incurred in connection with the sale of Registrable Shares by any of the Holders shall be borne by the Holder selling such Registrable Shares.

          Section 4.  INDEMNIFICATION.

               (a) The Company will indemnify each Holder, each Holder's officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (including reasonable legal expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter for inclusion therein.

               (b) Each Holder will indemnify the Company, each of its directors and each of its officers who signs the registration statement, each underwriter, if any, of the Company's securities covered by such registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein.

               (c) Each party entitled to indemnification under this Section 4 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party otherwise than pursuant to the provisions of this Section 4 and then, only to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for in this Section 4 is unavailable to a party that would have been an Indemnified Party under this
Section in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Shares agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4(d).

               (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Section 5. INFORMATION TO BE FURNISHED BY HOLDERS. Each Holder shall furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Section 2 hereof. The Company's obligation to include any Holder's Registrable Shares in a Registration hereunder shall be subject to such Holder providing the Company with such information. The Company shall not have any obligation to make more than three post-effective amendments to any Registration hereunder to include any Registrable Shares of a Holder providing such information after the effective date of such Registration, unless such Holder agrees to pay all costs and expenses associated with any additional post-effective amendment.

          Section 6. TRANSFER OF REGISTRATION RIGHTS. The rights of each Holder under Section 2 hereof and the related rights of each Holder hereunder (the "RIGHTS") may be assigned by each Holder (i) if the Holder is a corporation, to a shareholder or shareholders of such Holder, (ii) if the Holder is a partnership, to a partner or partners of that partnership, (iii) if the Holder is an individual, to an immediate family member, (iv) upon the death of the Holder, to the heirs of the Holder by virtue of the Holder's will or the laws of descent and distribution, (v) if the Holder is a corporation or a partnership, to any Person into or with which the Holder is merged or consolidated or to which the Holder sells all or substantially all of its assets, (vi) in connection with a bona fide pledge of Registrable Shares, to the pledgee, (vii) to an entity controlled by or under common control with the Holder, or (viii) to any entity or person that acquires at least 300,000 Registrable Shares, in each case, only in connection with the transfer of Registrable Shares issued to the Investors pursuant to the Acquisition Agreement; PROVIDED that (w) in each case, the transferee is an Accredited Investor, (x) such transfer is otherwise effected in accordance with applicable securities laws and the Company shall have been provided by the transferor and the transferee with such evidence thereof as the Company may request, including representations by the transferee in form and content reasonably acceptable to the Company, (y) the Company is given written notice of such transfer prior to such transfer (or, in the case of the death of the Investor, as soon as practicable following the death of the Investor), and (z) the transferee by written agreement delivered to the Company acknowledges that such transferee is bound by the terms of this Agreement. In the event of any such permitted transfer, the defined term "HOLDERS" shall from and after such transfer include such transferee.

          Section 7.  INTENTIONALLY OMITTED.

          Section 8.  RULE 144 SALES.

               (a) The Company covenants that, until the third anniversary of the date hereof, it will file the reports required to be filed by the Company under the Exchange Act, so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

               (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Holder may reasonably request at least two business days prior to any sale of Registrable Shares.

          Section 9.  MISCELLANEOUS.

               (a) GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

               (b)  ENTIRE AGREEMENT.   This Agreement constitutes the entire
agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

               (c) MODIFICATION; WAIVER. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

               (d) NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered mail, or by Federal Express (or other reputable overnight delivery service). Notices shall be addressed as follows: (i) if to an Investor, at such Investor's address set forth below its signature hereon, or at such other address as the

Investor shall have furnished to the Company in writing, (ii) if to any assignee or transferee of an Investor, at such address as such assignee or transferee shall have furnished the Company in writing, or (iii) if to the Company, at the following address:

                  1873 South Bellaire Street, 17th Floor
                  Denver, Colorado  80222-4348
                  Attention:  Mr. Terry Considine
                  Telephone:  (303) 757-8600

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder. All Notices shall be deemed to have been given (i) when delivered personally, (ii) three days after being sent by registered mail, or (iii) one day after being sent by Federal Express (or other reputable overnight delivery service).

               (e) ASSIGNMENT. Except as specifically provided to the contrary in SECTION 6, no party hereto shall have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto.

               (f) SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

               (g) SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of SECTION 9(e), all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, assigns, heirs and legal representatives. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

               (h) COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

               (i) INTERPRETATION; REFERENCES. Any use of masculine, feminine or neuter pronouns herein shall not be limiting, but shall be construed as referring to persons of any gender, as the context may require. Any use of the singular or plural form herein shall not be limiting, but shall be construed as referring to either the plural or singular, as the context may require. References to a "Section" are, unless otherwise specified, to a Section of this Agreement. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

               (j) TIME OF ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

               (k) ATTORNEYS' FEES. In the event that any party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

               (l) WAIVER OF JURY TRIAL. Each party to this Agreement further waives its respective right to a jury trial of any claim or cause of action arising out of this Agreement or any dealings between any of the parties hereto relating to the subject matter of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement.

               (m) NEGOTIATION OF AGREEMENT. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

[SIGNATURE PAGES FOLLOW]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               APARTMENT INVESTMENT AND
                               MANAGEMENT COMPANY


                               By:_________________________________________
                               Name:_______________________________________
                               Title:______________________________________

                               INVESTOR:

                               Name:


                               By:_________________________________________
                               Name:_______________________________________
                               Title:______________________________________


                               Name:


                               By:_________________________________________
                               Name:_______________________________________
                               Title:______________________________________


                               Investor's Address:
                               ____________________________________________
                               ____________________________________________
                               ____________________________________________
                               Phone:______________________________________

                                                                  SCHEDULE A TO
                                                  REGISTRATION RIGHTS AGREEMENT


                                   INVESTORS

                                                                      EXHIBIT D

--------------------------------------------------------------------------------

                              NHP INCORPORATED,

                        NHP FINANCIAL SERVICES, LTD.

                                     AND

                     THE FIRST NATIONAL BANK OF BOSTON,

                                RIGHTS AGENT



                              RIGHTS AGREEMENT

                        DATED AS OF ________ __, 1997


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE

     RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.     Certain Definitions. . . . . . . . . . . . . . . . . . . . 1
     Section 2.     Appointment of Rights Agent. . . . . . . . . . . . . . . . 4
     Section 3.     Evidence of Rights . . . . . . . . . . . . . . . . . . . . 4
     Section 4.     Effect of Maturity Time. . . . . . . . . . . . . . . . . . 5
     Section 5.     Covenants of the Company and the Spin-Off Entity . . . . . 6
     Section 6.     Record Date. . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 7.     Recapitalization of the Spin-Off Entity. . . . . . . . . . 9
     Section 8.     Rights of Action . . . . . . . . . . . . . . . . . . . . . 9
     Section 9.     Agreement of Rights Holders. . . . . . . . . . . . . . . .10
     Section 10.    Right Holder Not Deemed a Spin-Off Entity Shareholder. . .10
     Section 11.    Concerning the Rights Agent. . . . . . . . . . . . . . . .11
     Section 12.    Merger or Consolidation or Change of Name of Rights Agent.11
     Section 13.    Duties of Rights Agent . . . . . . . . . . . . . . . . . .11
     Section 14.    Change of Rights Agent . . . . . . . . . . . . . . . . . .13
     Section 15.    Termination.   . . . . . . . . . . . . . . . . . . . . . .14
     Section 16.    Notice of Certain Events.. . . . . . . . . . . . . . . . .14
     Section 17.    Notices. . . . . . . . . . . . . . . . . . . . . . . . . .15
     Section 18.    Supplements and Amendments . . . . . . . . . . . . . . . .16
     Section 19.    Successors; Certain Covenants. . . . . . . . . . . . . . .16
     Section 20.    Benefits of this Agreement . . . . . . . . . . . . . . . .16
     Section 21.    Determinations and Actions by the Board of Directors, etc.17
     Section 22.    Severability.. . . . . . . . . . . . . . . . . . . . . . .17
     Section 23.    Governing Law. . . . . . . . . . . . . . . . . . . . . . .17
     Section 24.    Counterparts.. . . . . . . . . . . . . . . . . . . . . . .17
     Section 25.    Descriptive Headings.. . . . . . . . . . . . . . . . . . .17
     EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

                                RIGHTS AGREEMENT

          This RIGHTS AGREEMENT, dated as of April __, 1997 (this "Agreement"), is made and entered into by and between NHP Incorporated, a Delaware corporation (the "Company"), NHP Financial Services, Ltd., a Delaware corporation (the "Spin-Off Entity"), and The First National Bank of Boston, a ___________ corporation (the "Rights Agent").

                                    RECITALS

          WHEREAS, on April __, 1997, the Board of Directors of the Company authorized and declared a dividend distribution of one right ("Right") for each share of Common Stock, par value $.01 per share, of the Company (a "Common Share") outstanding as of the Close of Business (as hereinafter defined) on __________ __, 1997, (the "Record Date"), each Right representing the right to receive, upon the Company's distribution of shares of common stock of NHP Financial Services, Ltd., a Delaware corporation (the "Spin-Off Entity"), upon the terms and subject to the conditions herein set forth, one-third of a Share of the Spin-Off Entity, and further authorized and directed the issuance of one Right with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the Maturity Time (as hereinafter defined).

          NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

               (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms, in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as hereinafter defined), as in effect on the date of this Agreement.

               (b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Massachusetts (or such other state in which the principal office of the Rights Agent is located) are authorized or obligated by law or executive order to close.

               (c) "Close of Business" on any given date shall mean 5:00 P.M., Eastern time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

               (d) "Common Shares" shall mean the Common Stock, par value $.01 per share, of the Company.

               (e) "Company" shall mean NHP Incorporated, a Delaware corporation.

               (f) "Effective Time" shall have the meaning set forth in the Merger Agreement.

               (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (h) "Exchange Agent" shall mean the Exchange Agent appointed pursuant to the Merger Agreement.

               (i) "Maturity Time" shall mean the earlier of the Effective Time of the Merger and the Close of Business on December 1, 1997; provided, however, that if the distribution of Shares pursuant to Section 4 of this Agreement is prohibited by the terms of any agreement to which the Company or the Spin-Off Entity is a party as in effect on the date of this Agreement and consent to such distribution has not been obtained, or if the distribution of Shares requires any governmental filing or approval or the effectiveness of any filing in order to comply with applicable law, then the Maturity Time shall be deferred until such time as any such consent is obtained, any such prohibition is no longer in effect and all such filings or approvals have been made or obtained or such filings have become effective.

               (j) "Merger" shall mean the merger of AIMCO/NHP Acquisition Corp., a Maryland corporation, with and into the Company pursuant to the Merger Agreement.

               (k) "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of April __, 1997 by and among Apartment Investment and Management Company, a Maryland corporation, AIMCO/NHP Acquisition Corp., a Delaware corporation, and the Company.

               (l) "Nasdaq Stock Market" shall have the meaning set forth in Rule 4200(v) of the Rules of the National Association of Securities Dealers, Inc.

               (m) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other legal entity, and shall include any successor (by merger or otherwise) of such entity.

               (n) "Recapitalization" shall mean the action required pursuant to Section 7 of this Agreement.

               (o) "Registration Statement" shall mean an appropriate registration statement (together with all amendments thereto) under the Securities Act or the Exchange Act (as the Company determines to be appropriate) relating to the distribution of the Shares on the terms set forth herein and relating to the reoffering or resale within 30 days after the distribution of securities acquired pursuant to the distribution to the extent requested by any Person who reasonably expects to be an Affiliate of the Spin-Off Entity upon completion of the distribution and who requests inclusion of Shares it expects to hold no later than five Business Days prior to the effectiveness of the Registration Statement, which statement shall be filed with the SEC.

               (p) "Right" shall have the meaning set forth in the Recitals to this Agreement.

               (q) "Rights Agent" shall mean The First National Bank of Boston unless and until a successor Rights Agent shall have become such pursuant to the terms of this Agreement, and thereafter, "Rights Agent" shall mean such successor Rights Agent.

               (r)  "SEC" shall mean the Securities and Exchange Commission.

               (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

               (t) "Share" shall mean a share of Common Stock, par value $.01 per share, of the Spin-Off Entity.

               (u) "Share Registration Date" shall mean the date upon which the Registration Statement shall have become effective.

               (v) "Special Meeting" shall mean the meeting of the shareholders of the Company to consider and vote on the approval of the Merger Agreement.

               (w) "Spin-Off Entity" shall mean NHP Financial Services, Ltd., a Delaware corporation.

               (x) "Subsidiary" when used with reference to any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

               (y) "Summary of Rights to Purchase Shares" shall mean the Summary of Rights to Purchase Shares, in substantially the form of Exhibit A attached hereto.

               (z) "Transfer Agent" shall mean the transfer agent for Shares as appointed by the Spin-Off Entity from time to time.

          Section 2. APPOINTMENT OF RIGHTS AGENT. The Company and the Spin-Off Entity hereby appoint the Rights Agent to act as agent for the Company and the Spin-Off Entity, and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

          Section 3.  EVIDENCE OF RIGHTS.

               (a) (i) The Rights shall be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof, (ii) the Rights shall be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the surrender for transfer of any certificates evidencing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates.

               (b) On the Record Date or as promptly as practicable thereafter, the Company shall send a copy of the Summary of Rights by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company as of such date. With respect to certificates of Common Shares outstanding as of the Record Date and until the Maturity Time, the Rights will be evidenced by such certificates registered in the names of the holders. Until the Maturity Time, the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

               (c) Rights shall be issued by the Company in respect of all Common Shares issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the Maturity Time. Certificates evidencing such Common Shares shall have stamped on, impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:

          This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between NHP Incorporated, NHP Financial

          Services, Ltd. and The First National Bank of Boston dated as of April __, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of NHP Incorporated. NHP Incorporated will mail to the holder of this Certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor.

With respect to such certificates containing the foregoing legend, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

          Section 4.  EFFECT OF MATURITY TIME.

               (a) Without any action on the part of a holder of Rights, at the Maturity Time, all Rights shall no longer be outstanding and shall automatically cease to exist, and each record holder of Rights shall thereafter cease to have any rights with respect to such Rights except the right to receive, without interest, one-third of a Share of the Spin-Off Entity for each Right and cash for fractional shares of the Spin-Off Entity in accordance with Section 4(b).

               (b) No fractional Shares shall be issued with respect to Rights. All fractional Shares that a holder of Rights would otherwise be entitled to receive with respect to the Rights shall be aggregated and, if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the fraction of a Share to which such holder would otherwise have been entitled by (ii) $9.15. No interest will be paid or will accrue on any cash paid or payable in lieu of any fractional Shares.

               (c) Subject to Section 4(d), as soon as reasonably practicable after the Maturity Time, (i) the Company shall surrender to the Transfer Agent all certificates it holds for Shares of the Spin-Off Entity along with executed stock transfer powers and instructions to issue certificates in the names of holders of record of Rights immediately prior to the Maturity Time (or such other Person as may be properly designated pursuant to Section 4(e)) in accordance with Section 4(a) and to deliver such certificates to the Rights Agent for the benefit of the holders of Rights, (ii) the Spin-Off Entity shall deposit (or cause to be deposited) with the Rights Agent, for the benefit of holders of Rights, cash in an amount sufficient to pay the aggregate cash required to be paid for fractional shares of the Spin-Off Entity pursuant to
Section 4(b), and (iii) the Rights Agent shall mail to each holder of record of Rights immediately prior to the Maturity Time (or such other Person as may be properly designated pursuant to Section 4(e)) the certificates for

Shares and cash to which such holder is entitled pursuant to Sections 4(a) and 4(b), respectively.

               (d) If the Maturity Time shall be the Effective Time, then (i) the Company may, in lieu of instructing the Transfer Agent to deliver certificates for Shares to the Rights Agent pursuant to Section 4(c)(i), instruct the Transfer Agent to deliver certificates for all or some of the Shares to the Exchange Agent, and instruct the Exchange Agent to deliver certificates for such Shares upon surrender of certificates for Common Shares in connection with the Merger, and (ii) the Spin-Off Entity may, in lieu of depositing cash with the Rights Agent as required pursuant to Section 4(c)(ii), deposit all or some of the cash with the Exchange Agent to deliver upon surrender of certificates for Common Shares in connection with the Merger.

               (e) The Company may instruct the Transfer Agent to issue certificates for Shares in the name of a person other than the record holder of Rights, and the Rights Agent or the Exchange Agent may deliver certificates for Shares and cash to a person other than the record holder of Rights if, prior to the Maturity Time, the Company receives (and transmits to the Rights Agent) instructions to issue Shares in the name of and deliver Shares and cash to another Person and such instructions are duly signed by the record holder and, unless such record holder is a financial institution that is a member of the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges' Medallion Program (SEMP) or the New York Stock Exchange, Inc. Medallion Program
(MSP) (each such entity, an "Eligible Institution"), the signature of the record holder is guaranteed by an Eligible Institution.

          Section 5. COVENANTS OF THE COMPANY AND THE SPIN-OFF ENTITY. The Company and the Spin-Off Entity (as appropriate) covenant and agree that from and after the Record Date until the Maturity Time.

               (a) The Company and the Spin-Off Entity shall take all such action as may be necessary to ensure that all Shares and/or other securities delivered upon exercise of Rights, at the time of delivery of the certificates for such securities, shall be duly and validly authorized and issued, fully paid and nonassessable securities.

               (b) The Company shall pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Shares; PROVIDED, HOWEVER, that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Shares to a Person other than, or the issuance or delivery of certificates representing Shares in a name other than that of, the registered holder of the Rights immediately prior to the Maturity Time, or to issue or deliver any certificates representing Shares until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

               (c) The Spin-Off Entity shall, and the Company shall cause the Spin-Off Entity to, use its best efforts (i) to file on an appropriate form, in connection with the filing of the proxy statement with respect to the Special Meeting or otherwise as promptly as practicable, the Registration Statement with respect to the Shares to be delivered upon maturity of the Rights, (ii) to cause such Registration Statement to become effective as soon as practicable after such filing, and (iii) to cause such Registration Statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until such time as is necessary to complete the distribution of Shares in accordance with Section 4 and any reoffering or resale included in the Registration Statement. The Spin-Off Entity shall also, and the Company shall also cause the Spin-Off Entity to, take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the distribution of the Shares pursuant to this Agreement. If the Spin-Off Entity shall determine that a registration statement should be filed under any state securities laws, the Spin-Off Entity may temporarily suspend the distribution of the Shares pursuant to this Agreement in each relevant jurisdiction until such time as a registration statement has been declared effective and, upon any such suspension, the Spin-Off Entity shall issue a public announcement stating that the distribution of the Shares pursuant to this Agreement has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Shares shall not be distributed pursuant to this Agreement in any jurisdiction if the requisite registration or qualification in such jurisdiction shall not have been effected or such distribution shall not be permitted under applicable law.

               (d) Notwithstanding anything in this Agreement to the contrary, after the Record Date, the Company and the Spin-Off Entity shall not, except as permitted by Section 18 hereof, take (or permit any of their Subsidiaries to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action will, eliminate or otherwise materially diminish the benefits intended to be afforded by the Rights.

               (e) Notwithstanding anything in this Agreement to the contrary, in the event that the Company shall consolidate with or merge with or into, any other Person other than in connection with the Merger, regardless of whether the Company shall or shall not be the continuing or surviving corporation of such consolidation or merger, the Maturity Time shall become the date immediately preceding the date of the effective time or consummation of any such merger or consolidation. Prior to the effective time or consummation of any such merger or consolidation, the Spin-Off Entity shall, and the Company shall cause the Spin-Off Entity to, cause a registration statement to become and remain effective with respect to the distribution of Shares pursuant to this Agreement.

               (f) The Spin-Off Entity shall, and the Company shall cause the Spin-Off Entity to, conduct the operations of the Spin-Off Entity in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to keep available the services of its present officers and key employees and preserve the goodwill and business relationships with all Persons having business relations with it. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement, prior to the Maturity Time, the Spin-Off Entity shall not, and the Company shall not permit the Spin-Off Entity to:

                    (i) transfer the assets of the Spin-Off Entity other than in the ordinary course of business;

                    (ii) issue, sell, pledge or dispose of, grant or otherwise create, or agree to issue, sell, pledge or dispose of, grant or otherwise create any capital stock or other equity securities, any debt or other securities convertible into or exchangeable for any of its capital stock or other equity securities other than in connection with a stock dividend, subdivision, combination or reclassification or the exercise of options, warrants and other rights to acquire securities issued and outstanding as of the Record Date except that the Spin-Off Entity may (W) issue options (and securities issuable upon exercise of such options) in connection with an amendment of outstanding options to acquire Common Shares of the Company so that each such option includes the right to receive the number of Shares that would be distributed in connection with Rights that would be associated with Common Shares obtainable upon exercise of such options, (X) issue options (and Shares obtainable upon exercise of such options) to acquire up to an additional 338,000 Shares (assuming completion of the Recapitalization), provided that such options are issued in connection with an employee stock option plan duly adopted by the Spin-Off Entity, (Y) issue an additional 6,000 Shares (assuming completion of the Recapitalization), provided that such Shares are issued only to employees of the Spin-Off Entity and (Z) issue or agree to issue Shares for an aggregate consideration of $5,000,000 at a price per Share such that, if such Shares were issued immediately after the Recapitalization, the price paid per Share would be $9.15; or

                    (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock (other than Shares), property or otherwise, with respect to any of its capital stock or other equity securities.

               (g)  The Company shall not:

                    (i) sell, pledge, distribute, dispose of or otherwise transfer and shall not agree to sell, pledge, distribute, dispose of or otherwise transfer any Shares except pursuant to the Rights; and

                    (ii) issue, sell, pledge or dispose of, grant or otherwise create any Common Shares or other equity security to which Rights attach, any debt or other securities convertible into or exchangeable for Common Shares or any other equity security to which Rights attach other than in connection with a stock dividend, subdivision, combination or reclassification or the exercise of options, warrants and other rights to acquire securities issued and outstanding as of the Record Date.

               (h) The Company and the Spin-Off Entity shall use their best efforts to obtain any consent and to make any filings or obtain any approvals necessary to distribute the Shares pursuant to Section 4 of this Agreement at or prior to the Maturity Time.

          Section 6. RECORD DATE. Each Person in whose name any certificate representing Shares is issued pursuant to Section 4 shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on, and such certificate shall be dated, the Maturity Time; PROVIDED, HOWEVER, that if the Maturity Time is a date upon which the share transfer books of the Spin-Off Entity are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Share transfer books of the Spin-Off Entity are open.

          Section 7. RECAPITALIZATION OF THE SPIN-OFF ENTITY. As soon as practicable on or after the Maturity Time, the Spin-Off Entity shall, and the Company shall cause the Spin-Off Entity to, (i) declare a dividend on the Shares payable in Shares, (ii) subdivide the outstanding Shares or (iii) combine the outstanding Shares into a smaller number of Shares, to the extent necessary so that the number of Shares issued and outstanding immediately thereafter is equal to the number of Rights outstanding; immediately prior to the Maturity Time divided by three.

          Section 8. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 11 and Section 13 hereof, are vested in the respective registered holders of the Common Shares; and any registered holder of any Common Shares, without the consent of the Rights Agent or of the holder of any other Common Shares, may in his, her or its own behalf and for his, her or its own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his, her or its right to exercise the Rights evidenced by such Common Shares in the manner provided in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including reasonable attorneys fees, incurred by them in any action to enforce the provisions of this Agreement.

          Section 9. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same shall be deemed to have consented and agreed with the Company and the Rights Agent and with every other holder of a Right that:

               (a) Until the Maturity Time, the Rights shall be transferable only in connection with the transfer of the Common Shares;

               (b) Except as provided in Section 4(e), the Company and the Rights Agent may deem and treat the person in whose name the associated Common Share certificate is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

               (c) Such holder expressly waives any right to receive any fractional Rights and any fractional securities upon maturity of a Right, except as otherwise provided in Section 4(b) hereof; and

               (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; PROVIDED, HOWEVER, that the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          Section 10.  RIGHT HOLDER NOT DEEMED A SPIN-OFF ENTITY SHAREHOLDER.
No holder, as such, of any Right shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Shares or any other securities of the Spin-Off Entity which may at any time be issuable in respect of the Rights, nor shall anything contained herein be construed to confer upon the holder of any Right, as such, any of the rights of a shareholder of the Spin-Off Entity or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 16 hereof), or to receive dividends or subscription rights, or otherwise, until the Shares shall have been distributed in accordance with the provisions of this Agreement.

          Section 11.  CONCERNING THE RIGHTS AGENT.

               (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The indemnity provided herein shall survive the distribution of Shares in respect of the Rights.

               (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any certificate evidencing Common Shares or other securities of the Company or certificate evidencing Shares or other securities of the Spin-Off Entity, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 13 hereof.

          Section 12. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 14 hereof.

          Section 13. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company, the Spin-Off Entity and the holders of Rights, shall be bound:

               (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company or the Spin-Off Entity prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President or any Senior Vice President of the Company or the Spin-Off Entity, as appropriate, and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement, nor shall it be responsible for any adjustment required under the provisions of Section 7 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the maturity of Rights after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or as to whether any shares of stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

               (f) The Company and the Spin-Off Entity agree that they will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President or any Vice President of the Company or the Spin-Off Entity, as appropriate, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

               (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or the Spin-Off Entity or become pecuniarily interested in any transaction in which the Company or the Spin-Off Entity may be interested, or contract with or lend money to the Company or the Spin-Off Entity or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company, the Spin-Off Entity or for any other legal entity.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or the Spin-Off Entity resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Rights.

               (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          Section 14. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' notice in writing mailed to the Company, the Spin-Off Entity and to each transfer agent of the Common Shares and Shares by registered or certified mail, and to the holders of the Rights by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Shares by registered or certified mail, and to the holders of the Rights by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor Rights Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the registered holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any other state of the United States so long as such corporation is in good standing and is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as successor Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.
Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Shares, and mail a notice thereof in writing to the registered holders of the Rights. Failure to give any notice provided for in this Section 14, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 15.  [Intentionally omitted.]

          Section 16.  NOTICE OF CERTAIN EVENTS.

               (a) In case, after the Record Date, the Company or the Spin-Off Entity shall propose (i) to pay any dividend payable in stock of any class to the holders of Shares or to make any other distribution to the holders of Shares (other than a regular periodic cash dividend), (ii) to offer to the holders of Shares rights, options or warrants to subscribe for or to purchase any additional Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Shares (other than a reclassification involving only the subdivision of outstanding Shares),
(iv) to effect any consolidation or merger (other than the Merger) into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with
Section 17 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (i) or (ii) above, at least 10 calendar days prior to the record date for determining holders of the Common Shares for purposes of such action, and, in the case of any such other action, at least 10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

               (b) Upon the occurrence of the Special Meeting or the termination of the Merger Agreement, the Company shall as soon as practicable thereafter, make a public announcement and give to the Rights Agent and each holder of a Right, in accordance with Section 17 hereof, a notice of the occurrence of such event, which announcement and notice shall specify the results of the vote on the approval of the Merger Agreement or the fact of the termination of the Merger Agreement, and the consequences of the event to holders of Rights; provided that no notice need be given if the Maturity Time is expected to occur within 10 Business Days of the occurrence of the Special Meeting.

          Section 17.  NOTICES.

               (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               NHP Incorporated
               8065 Leesburg Pike
               Suite 400
               Vienna, Virginia  22182-2738
               Attention:  President and Chief Executive Officer

               (b) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Spin-Off Entity shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               NHP Financial Services, Ltd.
               1593 Spring Hill Road, Suite 400
               Vienna, Virginia  22182
               Attention:  President and Chief Executive Officer

               (c) Subject to the provisions of Section 14 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or the Spin-Off Entity, or by the holder of any Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               ________________________
               ________________________
               ________________________
               Attention:

               (d) Notices or demands authorized by this Agreement to be given or made by the Company, the Spin-Off Entity or the Rights Agent to the holder of any Right certificate evidencing Common Shares shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 18. SUPPLEMENTS AND AMENDMENTS. Subject to the last sentence of this Section 18, if the Company so directs, the Company and the Rights Agent shall supplement or amend this Agreement without the approval of any holders of Rights (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or
(iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable, which supplement or amendment shall not, in the good faith determination of the Board of Directors of the Company, adversely affect the interests of the holders of Rights (so long as the duties, liabilities and indemnifications of the Rights Agent are not affected). Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or Amendment is in compliance with the terms of this Section 18, the Rights Agent shall execute such supplement or amendment; provided, however, that the failure or refusal of the Rights Agent to execute such supplement or amendment shall not affect the validity of any supplement or amendment adopted by the Company, any of which shall be effective in accordance with the terms thereof. Notwithstanding anything in this Agreement to the contrary, no supplement or Amendment shall be made which increases the period of time remaining until the Maturity Time or terminates the Rights or makes the Rights subject to redemption without the consent of the holders of a majority of the issued and outstanding Rights, and this Agreement may be amended in any respect upon the agreement of the Company, the Spin-Off Entity and the Rights Agent if the consent of the holders of a majority of the issued and outstanding Rights has been obtained with respect to such amendment.

          Section 19. SUCCESSORS; CERTAIN COVENANTS. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Spin-Off Entity or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 20. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Spin-Off Entity, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Spin-Off Entity, the Rights Agent and the holders of the Rights.

          Section 21. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, to amend the Agreement and whether any proposed amendment adversely affects the interests of the holders of Rights).
 For all purposes of this Agreement, any calculation of the number of Shares or Common Shares or other securities outstanding at any particular time shall be made in accordance with the last sentence of Rule l3d-3(d)(l)(i) under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

          Section 22. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 23. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

          Section 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 25. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  [Remainder of page left intentionally blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



[SEAL]
Attest:
                                   NHP INCORPORATED


-----------------------            -----------------------
Name:                              Name:
Title:                             Title:



[SEAL]
Attest:
                                   NHP FINANCIAL SERVICES, INC.


-----------------------            -----------------------
Name:                              Name:
Title:                             Title:



[SEAL]
Attest:
                                   THE FIRST NATIONAL
                                   BANK OF BOSTON


-----------------------            -----------------------
Name:                              Name:
Title:                             Title:

                                                                       EXHIBIT A

                              SUMMARY OF RIGHTS TO
                     SHARES OF NHP FINANCIAL SERVICES, LTD.


          The Board of Directors of NHP Incorporated (the "Company") has declared a dividend distribution of one right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company. The distribution is payable on April __, 1997 (the "Record Date") to the shareholders of record as of the close of business on the Record Date. Each Right entitles the registered holder to receive from the Company upon maturity of the Rights one-third of a share (the "Shares") of common stock, par value $.01 per share, of NHP Financial Services, Ltd., a Delaware corporation (the "Spin-Off Entity"), or any successor thereof, subject to the terms and conditions set forth in a Rights Agreement, dated as of April__, 1997 (the "Rights Agreement "), between the Company, the Spin-Off Entity and The First National Bank of Boston as Rights Agent (the "Rights Agent "). No fractional Shares will be issued and cash will be paid in lieu of fractional Shares at the rate of $9.15 per Share. The distribution of Shares pursuant to the Rights will result in 100% of the equity of the Spin-Off Entity being distributed to the holders of Rights. Rights will also be issued with respect to any Common Share issued prior to the time Shares become distributable in respect of Rights.

          The Rights Agreement provides that the right to receive the Shares shall not mature until the earlier of the Effective Time of the merger (the "Merger") of a subsidiary of Apartment Investment and Management Company ("AIMCO") with and into the Company pursuant to an Agreement and Plan of Merger dated as of April __, 1997 by and among AIMCO, such subsidiary and the Company (the "Merger Agreement") December 1, 1997 (the time at which the Rights mature being referred to as the "Maturity Time").

          The Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates. Until the Maturity Time new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Maturity Time, the surrender for transfer of any certificates for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

          The Rights Agreement also contains certain covenants of the Company and the Spin-Off Entity proscribing the following while the Rights are outstanding: (i) a transfer of the assets of the Spin-Off Entity other than in the ordinary course of business; (ii) issuance of securities by the Company other than in connection with a stock dividend, subdivision, combination or reclassification or the exercise of options, warrants and other rights to acquire securities issued and outstanding as of the Record Date; (iii) issuance of securities by the Spin-Off Entity other than in connection with a stock dividend, subdivision, combination or reclassification or the exercise of options, warrants and other rights to acquire securities issued and outstanding as of the Record Date plus (W) the Spin-Off Entity may issue options (and securities issuable upon exercise of such options) in connection with an amendment of outstanding options to acquire Common Shares of the Company so that each such option includes the right to receive the number of Shares that would be distributed in connection with Rights that would be associated with Common Shares obtainable upon exercise of such options, (X) the Spin-Off Entity may issue options (and Shares obtainable upon exercise of such options) to acquire up to an additional 338,000 Shares (assuming completion of the Recapitalization contemplated by the Rights Agreement), provided that such options are issued in connection with an employee stock option plan duly adopted by the Spin-Off Entity, (Y) the Spin-Off Entity may issue an additional 6,000 Shares (assuming completion of the Recapitalization contemplated by the Rights Agreement), provided that such Shares are issued only to employees of the Spin-Off Entity and (Z) issue or agree to issue Shares for an aggregate consideration of $5,000,000 at a price expected to be $9.15 per Share (assuming completion of the Recapitalization contemplated by the Rights Agreement); and (iv) the operation of the Spin-Off Entity otherwise than in the ordinary course of business.

          The Rights Agreement may be amended by the Company without the approval of any holders of Right Certificates in certain events, including amendments which add other events requiring adjustment to the number of Shares or other securities issuable upon the exercise of the Rights provided that no amendment may be made which (i) changes the number of Shares that may be distributed in any way that results in less than all Shares held by the Company at the Maturity Time being distributed in respect of the Rights, or
(ii) increases the period of time remaining until the Maturity Time, without the consent of the holders of a majority of the issued and outstanding Rights, and the Rights Agreement may be amended in any respect upon the agreement of the Company, the Spin-Off Entity and the Rights Agent if the consent of the holders of a majority of the issued and outstanding Rights has been obtained with respect to such amendment.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights is as of April __, 1997, does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by this reference.

                                                                    EXHIBIT E


                            FORM OF TRUST AGREEMENT

          This Trust Agreement (the "Agreement") is made and entered this ________day of April, 1997 by and between _____________________, a ________
corporation ("AIMCO"), and [Demeter Holdings Corporation, a Massachusetts corporation ("Demeter")], [Capricorn Investors, L.P., a Delaware Limited Partnership ("Capricorn")] [other Capricorn Investors] (the "Seller").

          WHEREAS, AIMCO has acquired ____ shares (the "Shares") of Common Stock, par value $.01 per share ("NHP Stock") of NHP Incorporated, a Delaware corporation ("NHP") from the Seller pursuant to that certain Stock Purchase
Agreement dated as of April      , 1997 (the "Stock Purchase Agreement"), and

          WHEREAS, in order to implement certain provisions of the Stock Purchase Agreement, AIMCO and the Seller desires to enter into this Agreement on the terms and conditions hereinafter set forth:

          NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties agree as follows:

          Section 1. DEFINITIONS. Initially capitalized terms used in this Agreement shall have the meanings ascribed thereto in the Stock Purchase Agreement unless otherwise defined herein.

          Section 2. TRUST ARRANGEMENTS. In furtherance of Section 2.1 and 5.8(c) of the Stock Purchase Agreement, AIMCO has agreed that the Seller shall retain beneficial ownership of all Rights relating to the Shares, and that AIMCO shall hold such Rights in trust for the benefit of the Seller. In furtherance of the foregoing, upon and after receipt of the consideration referred to in
Section 2.2(b) of the Stock Purchase Agreement, AIMCO shall become record holder of and obtain legal title to the Shares, and without any additional action by the Seller or AIMCO, the Seller shall remain the beneficial owner of the Rights with all of the rights (including without limitation the right to exercise the Rights) and any obligations of any holders of the Rights. AIMCO agrees to not sell, transfer or otherwise convey in any respect the rights or interests of the Seller relating to the Rights retained by the Seller hereunder (it being understood that a sale of the Shares transfers record ownership of the Rights and shall not be deemed to sell, transfer or otherwise convey in any respect the rights or interests of the Seller relating to the Rights retained by the Seller hereunder and shall not be deemed to violate this Section 2 ).

          Section 3. IRREVOCABLE PROXY. AIMCO hereby constitutes and appoints the Seller as proxy for AIMCO, with full power of substitution and hereby authorizes and empowers the Seller to represent and vote and take all action with respect to, in its sole discretion (including without limitation the right to exercise the Rights or amend the Rights Agreement), Rights attached to all of the Shares. This proxy is coupled with an interest and shall be effective for so long as AIMCO shall hold the Rights in trust and for the benefit of the Seller hereunder and shall not be earlier revoked, withdrawn, amended or modified in any respect. Notwithstanding any other provision of this Agreement, subject to Section 4(e) hereof, AIMCO shall retain all rights with respect to the Shares (other than the Rights) and shall retain all rights to vote such Shares, receive dividends in respect of the Shares and sell, assign, transfer and dispose of the Shares.

          Section 4.  MISCELLANEOUS.

               (a) GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of law.

               (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

               (c) MODIFICATION; WAIVER. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

               (d) NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered mail, or by Federal Express (or other reputable overnight delivery service):

          if to AIMCO, to it at:

          1873 South Bellaire Street, 17th Floor
          Denver, Colorado  80222-4348
          Attention:  Mr. Terry Considine
          Telephone:  (303) 757-8600

               and

          28200 Highway 189, Building F-240
          P.O. Box 1060
          Lake Arrowhead, California  92352
          Attention:  Mr. Peter K. Kompaniez
          Telephone:  (909) 336-4821

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          300 South Grand Avenue, Suite 3400
          Los Angeles, California  90071
          Attention:  Rod A. Guerra, Esq.
          Telephone:  (213) 687-5000

          if to the Seller, to it at:

          _____________________________
          _____________________________
          _____________________________
          _____________________________

          with a copy to:

          _____________________________
          _____________________________
          _____________________________
          _____________________________

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given (i) when delivered personally, (ii) three days after being sent by registered mail, or (iii) one day after being sent by Federal Express (or other reputable overnight delivery service).

               (e) ASSIGNMENT. No party hereto shall have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto PROVIDED; HOWEVER, that AIMCO may transfer the Shares to any person or entity. Notwithstanding any such assignment, AIMCO shall remain liable for any failure to perform all obligations required to be performed by it hereunder.

               (f) SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provision hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

               (g) SUCCESSORS AND ASSIGNS; THIRD PARTIES. All of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, assigns, heirs and legal representatives. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

               (h) COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

               (i) INTERPRETATION; REFERENCES. Any use of masculine, feminine or neuter pronouns herein shall not be limiting, but shall be construed as referring to persons of any gender, as the context may require. Any use of the singular or plural form herein shall not be limiting, but shall be construed as referring to either the plural or singular, as the context may require. References to a "Section" are, unless otherwise specified, to a Section of this Agreement. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

               (j) TIME OF ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

               (k) ATTORNEYS' FEES. In the event that any party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

               (l) WAIVER OF JURY TRIAL. Each party to this Agreement further waives its respective right to a jury trial of any claim or cause of action arising out of this Agreement or any dealings between any of the parties hereto relating to the subject matter of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications, supplements or other modifications to this Agreement.

               (m) NEGOTIATION OF AGREEMENT. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

               (n) REMEDIES. In the event of a breach by any party of this Agreement, a non-breaching party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties hereby agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

                                 AIMCO:


                                 By:
                                    --------------------------------
                                 Name:
                                      ------------------------------
                                 Title:
                                       -----------------------------

                                 SELLER:

                                 -----------------------------------


                                 By:
                                    --------------------------------
                                     Authorized Signatory


                                 By:
                                    --------------------------------
                                     Authorized Signatory

         [The Disclosure Schedule listed in the table of contents preceding the Stock Purchase Agreement, dated as of April 16, 1997, by and among Apartment Investment and Management Company, Demeter Holdings Corporation and Capricorn Investors, L.P., have been omitted. A copy of such Schedules will be furnished supplementally to the Securities and Exchange Commission upon request.]